                                                                    EXHIBIT 10.1

                                                 Loan Identification No.: GK4712

                    UNSECURED LINE OF CREDIT LOAN AGREEMENT

                                  By and Among

                             BRE PROPERTIES, INC.,

                                  as Borrower,

 the several financial institutions from time to time party to this Agreement,

                                   as Banks,

                                      and

                     BANK OF AMERICA, NATIONAL ASSOCIATION,

                            as Administrative Agent

                                      and

              COMMERZBANK AG, as Syndication Agent and Co-Arranger

                                      and

               BANC OF AMERICA SECURITIES LLC, as Lead Arranger
                             and Sole Book Manager

                            Dated as of June 1, 2000

                               TABLE OF CONTENTS

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    1.  CREDIT FACILITIES AMOUNTS AND TERMS...................................................................................... 12
   1.1  Line of Credit Amount.................................................................................................... 12
   1.2  The Credit Facilities.................................................................................................... 12
   1.3  Procedure for Borrowing.................................................................................................. 14
   1.4  Interest Rates........................................................................................................... 14
   1.5  Prepayments.............................................................................................................. 15
   1.6  Usury.................................................................................................................... 15
   1.7  Increased Costs and Reduction of Return.................................................................................. 15

    2.  FEES, EXPENSES........................................................................................................... 16
   2.1  Commitment Fee.  Borrower shall pay to Agent, for Agent's own account, a commitment fee as set forth in a separate letter understanding between Borrower and Agent.......................................................................... 16
   2.2  Costs and Expenses....................................................................................................... 16
   2.3  Indemnification by Borrower.............................................................................................. 16

    3.  DISBURSEMENTS AND PAYMENTS............................................................................................... 17
   3.1  Requests for Credit...................................................................................................... 17
   3.2  Disbursement and Payment Record; Loan Account............................................................................ 17
   3.3  Authorization............................................................................................................ 18
   3.4  Banking Days............................................................................................................. 18
   3.5  Payments................................................................................................................. 18

    4.  CONDITIONS............................................................................................................... 21
   4.1  Conditions Precedent to Initial Funding Date on or after the Effective Date.............................................. 21
   4.2  Conditions to All Borrowings............................................................................................. 23

    5.  REPRESENTATIONS AND WARRANTIES........................................................................................... 23
   5.1  Organization of Borrower; Good Standing.................................................................................. 23
   5.2  Authorization; Enforceable Agreement..................................................................................... 23
   5.3  Financial Information.................................................................................................... 24
   5.4  Lawsuits................................................................................................................. 24
   5.5  Title to Assets.......................................................................................................... 25
   5.6  Permits, Franchises...................................................................................................... 25
   5.7  Income Tax Returns....................................................................................................... 25
   5.8  ERISA Plans.............................................................................................................. 25


                               Table of Contents
                                  (Continued)

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  5.9   Other Obligations........................................................................................................ 26
  5.10  Event of Default......................................................................................................... 26
  5.11  Status as a REIT......................................................................................................... 26

    6.  COVENANTS................................................................................................................ 26
   6.1  Use of Proceeds.......................................................................................................... 26
   6.2  Financial Information.................................................................................................... 26
   6.3  Other Information........................................................................................................ 28
   6.4  Financial Covenants...................................................................................................... 28
   6.5  Taxes and Other Liabilities.............................................................................................. 31
   6.6  Notices to Agent......................................................................................................... 31
   6.7  Audits; Books and Records................................................................................................ 31
   6.8  Compliance with Laws..................................................................................................... 32
   6.9  Preservation of Rights................................................................................................... 32
  6.10  Maintenance of Properties................................................................................................ 32
  6.11  Insurance................................................................................................................ 32
  6.12  ERISA Plans.............................................................................................................. 32
  6.13  Indemnity of Guarantors.................................................................................................. 33
  6.14  Additional Negative Covenants............................................................................................ 33
  6.15  Continued Status as a REIT; Prohibited Transactions...................................................................... 34
  6.16  NYSE Listed Company...................................................................................................... 34
  6.17  Conduct of Business...................................................................................................... 35
  6.18  Delivery of Guaranties and Other Documents............................................................................... 35
  6.19  Cooperation.............................................................................................................. 35

    7.  COLLATERAL............................................................................................................... 36
   7.1  Collateral............................................................................................................... 36

    8.  DEFAULT.................................................................................................................. 36
   8.1  Failure to Pay........................................................................................................... 36
   8.2  False Information........................................................................................................ 36
   8.3  Bankruptcy............................................................................................................... 36
   8.4  Receivers; Dissolution................................................................................................... 37
   8.5  Lawsuits................................................................................................................. 37
   8.6  Judgments................................................................................................................ 37
   8.7  ERISA Plans.............................................................................................................. 37
   8.8  Government Action........................................................................................................ 38


                               Table of Contents
                                  (Continued)

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  8.9   Material Adverse Change.................................................................................................. 38
  8.10  Other Breach Under This Agreement or Other Loan Documents................................................................ 38
  8.11  Cross-Default............................................................................................................ 38

    9.  ENFORCING THIS AGREEMENT................................................................................................. 38
   9.1  Remedies................................................................................................................. 38

   10.  APPOINTMENT AND AUTHORIZATION OF AGENT................................................................................... 39
  10.1  Appointment.............................................................................................................. 39
  10.2  Powers................................................................................................................... 39
  10.3  Limitation on Duties..................................................................................................... 39
  10.4  Co-Lender Agreement...................................................................................................... 40
  10.5  Resignation; Replacement................................................................................................. 40

   11.  ASSIGNMENTS, PARTICIPATIONS, ETC......................................................................................... 40
  11.1  Assignments.............................................................................................................. 40
  11.2  Effects of Assignment.................................................................................................... 41
  11.3  Participations........................................................................................................... 41
  11.4  Pledges.................................................................................................................. 42

   12.  MISCELLANEOUS............................................................................................................ 42
  12.1  California Law........................................................................................................... 42
  12.2  WAIVER OF RIGHT TO TRIAL BY JURY......................................................................................... 42
  12.3  Presentment, Demands and Notice.......................................................................................... 43
  12.4  Attorneys' Fees.......................................................................................................... 43
  12.5  Integration.............................................................................................................. 43
  12.6  Electronic Notices....................................................................................................... 43
  12.7  Notices.................................................................................................................. 43
  12.8  Certain Acknowledgments by Borrower...................................................................................... 44
  12.9  Successors and Assigns................................................................................................... 44
 12.10  No Third Parties Benefited............................................................................................... 44
 12.11  Integration; Relation to Any Loan Commitment; Headings................................................................... 44
 12.12  Interpretation........................................................................................................... 45
 12.13  Severability; Waivers; Amendments........................................................................................ 46
 12.14  Publicity; Confidentiality............................................................................................... 46
 12.15  Counterparts............................................................................................................. 47

                             EXHIBITS AND SCHEDULES

     EXHIBITS:

     A.  Form of Borrowing Notice
     B.  Form of Guaranty
     C.  Form of Notice of Assignment
     D.  Form of Assignment and Assumption


     SCHEDULES:

     I.  Lending Offices

     1. Material Borrower Entities, Other Guarantors, and Other Unencumbered Property Owners

                                   UNSECURED
                         LINE OF CREDIT LOAN AGREEMENT

     THIS UNSECURED LINE OF CREDIT LOAN AGREEMENT ("Agreement") is entered into as of June 1, 2000, among BRE PROPERTIES, INC., a Maryland corporation ("Borrower"); the several financial institutions identified on the signature pages hereto as "Banks" (collectively, the "Banks", and individually a "Bank"); and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association ("BofA"), in its capacity as a Bank and as administrative agent for the Banks (in that capacity, "Agent").

                                   RECITALS:

     A. Borrower and BofA are parties to that certain Amended and Restated Unsecured Line of Credit Agreement dated as of October 21, 1998 ("Primary Agreement"). The Primary Agreement provides for a $400,000,000 line of credit to be made available to Borrower by BofA and other participating financial institutions ("Primary Facility"). All documents, instruments and agreements which evidence or support the obligations of Borrower in respect of the Primary Facility shall be referred to hereinafter as the "Primary Loan Documents."

     B. Borrower has requested that Banks extend an unsecured short-term revolving loan facility (separate from the Primary Facility), available in one or more advances to Borrower, the proceeds of which will be used in accordance with this Agreement, and Banks are willing to extend this facility on the terms and conditions set forth herein.

     NOW, THEREFORE, the parties agree as follows:

                              CERTAIN DEFINITIONS
                              -------------------

     The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined; other terms are defined elsewhere in the Agreement, and capitalized terms that are used herein without definition but that are defined in the Note or the Guaranty have the definitions ascribed to them therein):

     "Accommodation Obligations", as applied to any Person, means any
      -------------------------
Indebtedness or other Contractual Obligation or liability, contingent or otherwise, of another Person in respect of which that Person is liable, including, without limitation, any such indebtedness, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including in respect of any partnership in which that Person is a general partner, Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

     "Advance" means any advance of proceeds of a Committed Loan made pursuant
      -------
to the terms of the Loan Documents.

     "Affiliate" means, as to any Person, any other Person which, directly or
      ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

     "Agent" means BofA in its capacity as agent for the Banks hereunder, and
      -----
any successor agent.

     "Agent-Related Persons" means BofA and any successor agent hereunder,
      ---------------------
together with their respective Affiliates and the officers, directors, employees and agents of such Persons.

     "Agent's Payment Office" means the address for payments set forth herein
      ----------------------
for Agent, or such other address as Agent may specify.

     "Applicable Capitalization Rate" means, for any real property asset, 9.25%,
      ------------------------------
or such rate(s) as the Majority Banks, taking into consideration such factors as the location and type of such real estate asset, may establish from time to time (but no more often than once in any calendar year) as the applicable capitalization rate for all or a particular type of real property asset.

     "Applicable Margin" has the meaning given to such term in the Note.
      -----------------

     "Availability Period" means the period commencing on the Effective Date and
      -------------------
ending on the Maturity Date, subject to earlier termination in accordance with the provisions of the Loan Documents.

     "Bank" has the meaning specified in the introductory sentence of this
      ----
Agreement; BofA in its capacity as a lender hereunder is one of the Banks.

     "BofA" means Bank of America, National Association, a national banking
      ----
association.

     "Borrower Entity" means each Person, other than a Joint Venture Entity, in
      ---------------
which Borrower, directly or indirectly, has made an Investment, whether or not under GAAP the financial results of such Person are reported on a consolidated basis with the results of Borrower; provided, however, that in no event shall Cambridge Park, LLC, be considered a Borrowing Entity under this Agreement.

     "Borrowing"  means a borrowing hereunder consisting of Advances made to
      ---------
Borrower on the same day and (except in the case of Committed Loans accruing interest at the Reference-based Rate) having the same Rate Period.

     "Capital Adequacy Regulation" means any guideline or directive of any
      ---------------------------
central bank or other Governmental Authority, or any other law, rule or regulation regarding capital adequacy of a Bank or of any corporation controlling a Bank.

     "Charter Documents" means, with respect to any Person, such Person's
      -----------------
partnership agreement (if any), articles or certificate of incorporation or organization or other document required to effect the formation of such Person (including all certificates of determination or other instruments relating to the rights of preferred stockholders of such Person) (if any), by-laws (if any), and any operating agreement, management agreement or other agreement among any stockholders or other holders of any interest in such Person, in their respective capacities as such, in each case, as at any time amended or restated.

     "Co-Lender Agreement" has the meaning ascribed to it in Section 10.4.
      -------------------

     "Committed Loan" means an Advance made by the Banks pursuant to the Line of
      --------------
Credit described in Section 1.1.

     "Committed Loan Availability" means, at any time, the Maximum Loan Amount
      ---------------------------
less the aggregate principal amount of all Committed Loans then outstanding.

     "Commitment" means the amount of the Line of Credit for which each Bank is
      ----------
obligated.

     "Consolidated" means, with respect to any Person, that such Person's
      ------------
financial results are consolidated (or required to be consolidated) under GAAP with the financial results of Borrower.

     "Contractual Obligation", as applied to any Person, means any provision of
      ----------------------
any securities issued by that Person or any indenture, mortgage, deed of trust, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

     "Controlled" means, as applied to any Borrower Entity or Joint Venture
      ----------
Entity, (i) that Borrower, or another Person that is Controlled by Borrower, (a) owns at least fifty percent (50%) of the outstanding equity interests in such Borrower Entity or Joint Venture Entity, and (b) serves as a managing partner, managing member, trustee or in any similar capacity, however denominated, of such Borrower Entity or Joint Venture Entity, and (ii) that Borrower, or such other Controlled Person, has discretion and authority, under such Borrower Entity's or Joint Venture Entity's Charter Documents, to cause such Borrower Entity or Joint Venture Entity to encumber or sell such Borrower Entity's or Joint Venture Entity's real property (subject, in the case of BRE Property Investors LLC, to any contractual restrictions on taxable sales or exchanges of property set forth in its Charter Documents, as in effect on the date hereof; and "Control" has a correlative meaning.

     "CPA" means Ernst & Young, LLP, any other "big five" accounting firm or
      ---
another firm of certified public accountants of national standing selected by Borrower and acceptable to the Majority Banks.

     "Current Value Method" means, with respect to each real property asset as
      --------------------
of any date: (i) if such real property has not been operated under ownership by Borrower, a Controlled Borrower Entity or a Controlled Joint Venture Entity for at least three (3) months, or is a completed building that is part of a larger development project that remains under construction, on a cost basis, as reflected in such owner's books in accordance with GAAP; and (ii) in any other case, capitalization of the Net Operating Income for such real property for the four (4) most recent calendar quarters (or, if Borrower, a Controlled Borrower Entity or a Controlled Joint Venture Entity has owned a real property asset for less than such time period, then the annualized Net Operating Income for such real property based on the period of ownership by such Person), as certified by Borrower to Agent and the Banks, at an annual rate equal to the Applicable Capitalization Rate.

     "Debt Service" means, for the most recent three (3) month period, Interest
      ------------
Expense for such period plus scheduled or otherwise required principal amortization (i.e., excluding any balloon payment due at maturity) for such period on all of Borrower's Indebtedness, determined on a consolidated basis, plus all dividends accrued during such period in respect of any and all outstanding preferred shares of Borrower, whether or not declared or paid.

     "EBITDA" means, for the most recent three (3) month period, (i) the sum of
      ------
(a) Borrower's consolidated net income as determined in accordance with GAAP,
(b) depreciation and amortization expense and other non-cash items deducted on Borrower's consolidated financial statements in determining such net income, (c) interest expense (as it appears on Borrower's consolidated income statement in accordance with GAAP), and (d) taxes imposed by any jurisdiction upon Borrower's or any Consolidated Borrower Entity's or Consolidated Joint Venture Entity's net income, absent the effect of extraordinary items or asset sales or write-ups or forgiveness of Indebtedness; minus (ii) the sum of (a) $50 per apartment unit in the case of a real property asset, owned by

Borrower or any Consolidated Borrower Entity or Consolidated Joint Venture Entity, that is improved with an apartment project, and (b) in the case of any other real property asset owned by Borrower or any Consolidated Borrower Entity or Consolidated Joint Venture Entity, $0.125 for each rentable square foot of the improvements thereon. (All references in this Agreement to "apartment project" shall be understood to mean multi-family residential properties held for rental.)

     "Effective Date" means the date on which this Agreement has been executed
      --------------
and delivered by each of the parties hereto and the conditions precedent to the initial Advance hereunder set forth in Section 4.1 have been satisfied.

     "Eligible Assignee" means (i) a commercial bank or investment bank
      -----------------
organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a Person that is primarily engaged in the business of commercial banking and is an Affiliate of a Bank; and (iii) any other Person approved by Majority Banks and Agent.

     "Event of Default" has the meaning given to it in Section 8.
      ----------------

     "Funding Date" means with respect to any Advance, the date of the funding
      ------------
of such Advance.

     "Funds From Operations" means, for any period, Borrower's consolidated net
      ---------------------
income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated Borrower Entities and unconsolidated Joint Venture Entities. (Adjustments for unconsolidated partnerships and unconsolidated Joint Venture Entities shall be calculated to reflect funds from operations on the same basis.)

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "Governmental Authority" means any government, state or other political
      ----------------------
subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any entity owned or controlled through capital ownership or otherwise by any of the foregoing.

     "Guaranty" means a guaranty of Borrower's obligations under the Loan
      --------
Documents, executed by one or more Borrower Entities or Joint Venture Entities, in substantially the form of Exhibit B.

     "Guarantor" means each Borrower Entity or Joint Venture Entity that is a
      ---------
party to a Guaranty.

     "Indebtedness", as applied to any Person (and without duplication), means
      ------------
(i) all indebtedness, obligations or other liabilities for borrowed money, (ii) all indebtedness, obligations or other liabilities evidenced by notes, bonds, debentures or other similar instruments, (iii) all reimbursement obligations and other liabilities with respect to letters of credit, bankers' acceptances, surety bonds or similar instruments issued for such Person's account, (iv) all obligations to pay the deferred purchase price of property or services, (v) all obligations in respect of capital leases, (vi) all Accommodation Obligations, and (vii) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of, such Person (including, without limitation, the principal amount of any assessment or similar indebtedness encumbering any asset); provided that, in determining the amount of any Person's indebtedness under clause (ii) of this definition in respect of construction financing, only the outstanding principal amount of such construction financing (and not the unused portion of the related commitment) shall be included.

     "Indemnified Liabilities" has the meaning given in Section 2.3.
      -----------------------

     "Indemnified Person" has the meaning given in Section 2.3.
      ------------------

     "Intangible Assets" means all assets that would be classified as intangible
      -----------------
assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights and franchises, treasury stock held by Borrower or any Consolidated Borrower Entity or Consolidated Joint Venture Entity, and deferred charges (including but not limited to unamortized debt discount and expense, organization expenses, experimental and development expenses, but excluding prepaid expenses).

     "Interest Expense" means, for any period, the total interest expense of
      ----------------
Borrower, whether paid, accrued or capitalized (including the interest component of capital leases and including interest-related costs such as amounts payable under interest rate swaps, caps or other derivatives and loan fees, to the extent that such costs are permitted to be amortized under GAAP, but excluding amounts, such as prepayment premiums and breakage fees, that are not permitted to be amortized under GAAP), for such period, determined on a consolidated basis.

     "Investment" means in the case of each Borrower Entity and Joint Venture
      ----------
Entity, Borrower's total investment therein determined on the basis of actual cost, including all equity contributions, loans, advances and guaranties or other contractual undertakings in the nature thereof, whether funded or committed.

     "Joint Venture Entity" means a Person (i) in which Borrower, directly or
      --------------------
indirectly, has made an Investment, whether or not under GAAP the financial results of such Person should be reported on a consolidated basis with those of Borrower, and (ii) which is in substance a joint venture, formed for the sole purpose of developing apartment projects, with a Person, other than an Affiliate of Borrower, that is (a) a regulated insurance company or a regulated financial institution or other Person generally recognized as an "institutional investor," in each case, that is engaged in the ordinary course of its business (directly or through wholly-owned subsidiaries) in real estate investment activities, or
(b) a wholly-owned Subsidiary of any such insurance company or other financial institution or institutional investor; provided, however, that in no event shall Cambridge Park, LLC, be considered a Joint Venture Entity under this Agreement.

     "Lending Office" means, as to any Bank, the office specified as its Lending
      --------------
Office on Schedule I or as such Person may designate to Borrower and Agent.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation,
      ----
assignment, deposit arrangement, security interest, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a "true" lessor pursuant to Section 9408 of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

     "LIBOR Alternative " has the meaning given to such term in the Note.
      ------------------

     "LIBOR Loan" means a Loan bearing interest, at all times during an interest
      ----------
period applicable to such Loan, at a fixed rate of interest based on the LIBOR Alternative.

     "Line of Credit" means the line of credit described in Section 1.1.
      --------------

     "Loan" means, collectively, all Advances hereunder from time to time
      ----
outstanding under the Line of Credit.

     "Loan Documents" means this Agreement, the Note, each Guaranty and all
      --------------
other agreements, instruments and documents (together with amendments and supplements thereto and replacements thereof) now or hereafter executed by Borrower or any

Guarantor which evidence or support the obligations of Borrower in respect of the credit facilities made available to Borrower pursuant hereto.

     "Majority Banks" means, at any time, a Bank or Banks then having in excess
      --------------
of 66 2/3% of the Commitments (or, if the Commitments have been terminated pursuant to the Loan Documents, holding in excess of 66 2/3% of the then aggregate unpaid principal amount of the Advances.

     "Material Adverse Effect" means, with respect to a Person, a material
      -----------------------
adverse effect upon the condition (financial or otherwise), operations, performance or properties of such Person or its ability to perform its obligations under the Loan Documents. The phrase "has a Material Adverse Effect" or "will result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "has resulted, or will or could reasonably be anticipated to result, in a Material Adverse Effect", and the phrase "has no (or does not have a) Material Adverse Effect" or "will not result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "does not or will not or could not reasonably be anticipated to result in a Material Adverse Effect".

     "Material Borrower Entity" means a Borrower Entity as to which either of
      ------------------------
the following conditions exists: (i) Borrower's pro rata share of the consolidated assets of such Person (as reflected on the GAAP-prepared financial statements of such Borrower Entity) exceeds $30,000,000 at the end of any fiscal quarter, with "pro rata" share being Borrower's effective percentage ownership of such Person; or (ii) Borrower's pro rata share of such Person's consolidated net income exceeds five percent (5%) of Borrower's consolidated net income for the immediately preceding four fiscal quarters, determined in accordance with GAAP.

     "Maturity Date" means December 1, 2000.
      -------------

     "Maximum Loan Amount" has the meaning ascribed to it in Section 1.1(a).
      -------------------

     "Net Offering Proceeds" means all cash proceeds received by Borrower as a
      ---------------------
result of the sale of common, preferred or other classes of stock in Borrower (if and only to the extent reflected in stockholders' equity on the consolidated balance sheet of Borrower prepared in accordance with GAAP), minus (i) attorneys' fees and disbursements, (ii) accountants' fees, (iii) underwriters' or placement agents' fees, discounts or commissions, (iv) brokerage, consultants' and other fees, and (v) printing, registration and related expenses, in each case, actually incurred in connection with such sale.

     "Net Operating Income" means, at any time with respect to any real property
      --------------------
asset, the cash-basis net operating income of such real property determined on a basis consistent with the operating statements provided by Borrower to Agent prior to the Effective Date, adjusted as follows: (i) by deducting, in respect of capital reserves, on an annualized basis: (a) $200 per apartment unit in the case of a real property asset improved with an apartment project, and (b) in the case of any other real property asset, $0.50 for each rentable square foot of the improvements thereon; and (ii) by deducting (to the extent not already deducted in determining such net operating income) actual management fees paid in respect of the management of such real property asset for the period in question.

     "Non-Recourse Indebtedness" means, with respect to any Person, Indebtedness
      -------------------------
of that Person with respect to which recourse to such Person for payment is contractually limited to specific assets encumbered by a Lien securing such Indebtedness. Notwithstanding the foregoing, Indebtedness of any Person shall not fail to constitute Non-Recourse Indebtedness by reason of the inclusion in any document evidencing, governing, securing or otherwise relating to such Indebtedness to the effect that such Person shall be liable, beyond the assets securing such Indebtedness, for (i) misapplied moneys, including insurance and condemnation proceeds and security deposits, (ii) liabilities (including environmental liabilities) of the holders of such Indebtedness and their affiliates to third parties, (iii) breaches of customary representations and warranties given to the holders of such Indebtedness, (iv) commission of waste with respect to any part of the collateral securing such Indebtedness, (v) recovery of rents, profits or other income attributable to the collateral securing such Indebtedness collected following a default, (vi) fraud, gross negligence or willful misconduct, and (vii) breach of any covenants regarding compliance with ERISA.

     "Note" means the Promissory Note executed by Borrower in favor of Agent
      ----
pursuant to this Agreement, as at any time amended, supplemented or replaced.

     "Obligations" means all advances, debts, liabilities, obligations and
      -----------
covenants arising under any Loan Document owing by Borrower to any Bank, Agent or any Indemnified Person, whether absolute or contingent, due or to become due, now existing or hereafter arising.

     "Other Unencumbered Property Owner" means any Borrower Entity or Joint
      ---------------------------------
Venture Entity, other than a Guarantor, that owns Unencumbered Pool Property any portion of the value of which is included in calculating Total Real Property Market Value of Unencumbered Real Property.

     "Person" means any natural person, employee, corporation, limited
      ------
partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other non-governmental entity, or any Governmental Authority.

     "Pro Rata Share" means, as to any Bank at any time, the percentage
      --------------
equivalent (expressed as a decimal rounded to the twelfth decimal place) at such time of such Bank's share of the Maximum Loan Amount.

     "Prudential Indebtedness" means the unsecured Indebtedness of Borrower to
      -----------------------
The Prudential Insurance Company of America in the original principal amount of $75,000,000.

     "Rating Agency" means each of Standard & Poor's Corporation, Moody's
      -------------
Investor's Service, Inc., Duff and Phelps and Fitch Investors or such other nationally recognized rating service or services as may be mutually agreed upon by Borrower and Agent, with the consent of the Majority Banks.

     "Real Property" means all improved, income-producing real property (i)
      -------------
owned in fee entirely by Borrower or by a Controlled Borrower Entity or Controlled Joint Venture Entity, and (ii) as to which at least eighty-five percent (85%) of (a) the apartment units (in the case of real property improved with an apartment project) or (b) the net rentable square footage of the improvements thereon, in the case of all other real property, is occupied by tenants, under written leases, who have commenced paying rent. Where a real estate development project consisting of several buildings is under construction, each building, as it is completed and satisfies the requirements of the preceding clauses (i) and (ii), shall be treated as a separate "Real Property" for purposes of this definition until such time as all of the buildings included in that project have been completed. Upon completion, the project shall be treated as a whole for purposes of determining whether it qualifies as "Real Property."

     "Reference Rate" has the meaning given to such term in the Note.
      --------------

     "Reference Rate Loan" means a Loan bearing interest, at all times during an
      -------------------
interest period applicable to such Loan, at a fixed rate of interest determined by reference to the Reference Rate.

     "Secured Indebtedness" means, without duplication, all Indebtedness, of
      --------------------
Borrower or any Consolidated Borrower Entity or Consolidated Joint Venture Entity, that is secured by a Lien on any real property asset.

     "Subsidiary" of a Person means any other Person of which 50% or more of the
      ----------
voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

     "Tangible Net Worth" means, at any time, (i) shareholders' equity, as shown
      ------------------
on Borrower's consolidated financial statements prepared in accordance with GAAP, exclusive of minority interests, minus (ii) all Intangible Assets.

     "Total Assets" means, at any time, the sum of (i) the aggregate value,
      ------------
using the Current Value Method, of all Real Property owned directly by Borrower or by any Consolidated Borrower Entity or Consolidated Joint Venture Entity, plus (ii) to the extent not in excess of 15% of Total Assets, the book value (net of any applicable reserves) of all other tangible assets of Borrower as shown on its most recent quarterly financial statements prepared on a consolidated basis in accordance with GAAP.

     "Total Liabilities" means (i) all Indebtedness of Borrower, whether or not
      -----------------
such Indebtedness should be included as a liability on the balance sheet of Borrower in accordance with GAAP, plus (ii) all other liabilities of every nature and kind of Borrower that should be included as liabilities on the balance sheet of Borrower in accordance with GAAP (other than minority interests), in each case, determined on a consolidated basis.

     "Total Real Property Market Value of Unencumbered Real Property" means, at
      --------------------------------------------------------------
any time, the sum of (i) the aggregate value (as determined using the Current Value Method) of all Unencumbered Real Properties owned directly by Borrower or by any Controlled Borrower Entity that is a Guarantor, plus (ii) to the extent that the aggregate contribution to Total Real Property Market Value of Unencumbered Real Property of this clause (ii) is not in excess of 10% of Total Real Property Market Value of Unencumbered Real Property, for each Other Unencumbered Property Owner, Borrower's Share of the aggregate value of all Unencumbered Real Properties owned directly by such Person (as determined using the Current Value Method).

     "Unencumbered Real Property" means all Real Property as to which (i)
      --------------------------
neither such Real Property, nor any interest in the Person owning such Real Property, is subject to any Lien (other than Liens in respect of nondelinquent real estate taxes or assessments) or to any agreement (other than this Agreement or any other Loan Document, and including any provision of such Person's charter documents) that (A) prohibits the creation of any Lien thereon as security for Indebtedness of the Person owning such Real Property; or (B) limits the Indebtedness owed to the Banks in respect of which such Real Property may be encumbered to less than the full market value (determined using the Current Value Method) of such Real Property; (ii) the Person owning such Real Property, if a Borrower Entity or a Joint Venture Entity, has no Indebtedness other than Indebtedness permitted to exist under Section 6.4(i) (whether or not such Person is a Guarantor); and (iii) no event described in Section 8.3 or Section 8.4 has occurred and is continuing with respect to the Person that owns such Real Property (and including, for purposes of this definition only, any such event with respect to a Guarantor or Other Unencumbered Property Owner, whether or not it is a Material Borrower Entity, other than a merger or liquidation of a Guarantor or Other Unencumbered Property Owner into a Material Borrower Entity or Borrower).

     "Unsecured Indebtedness" means Indebtedness of Borrower not secured by a
      ----------------------
Lien, determined on a consolidated basis.

     "Unsecured Interest Expense" means, for any period, the total interest
      --------------------------
expense of Borrower with respect to Unsecured Indebtedness (whether paid, accrued or capitalized (including the interest component of capital leases and including interest-related costs such as amounts payable under interest rate swaps, caps or other derivatives and loan fees, to the extent that such costs are permitted to be amortized under GAAP, but excluding amounts, such as prepayment premiums and breakage fees, that are not permitted to be amortized under GAAP)) for such period, determined on a consolidated basis.

1.  CREDIT FACILITIES AMOUNTS AND TERMS

     1.1  Line of Credit Amount.
          ----------------------

          (a)  Line of Credit. During the Availability Period, the Banks will
               --------------
provide a line of credit (the "Line of Credit"; also referred to as the "Loan") to Borrower in accordance with the other provisions hereof. The amount of the Line of Credit is One Hundred Million Dollars ($100,000,000) (the "Maximum Loan Amount").

          (b)  Revolving Credit. This is a revolving line of credit. During the
               ----------------
Availability Period, Borrower may from time to time repay principal amounts (subject to the provisions of Exhibit B to the Note) and reborrow such principal, subject to compliance with the terms and conditions of this Agreement and the other Loan Documents.

          (c)  Minimum Advance. Each Advance under the Line of Credit must be in
               ---------------
the following minimum amounts (or for the amount of the remaining available Line of Credit if less):

               (i) LIBOR Loans. Each LIBOR Loan shall equal $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

               (ii) Reference Rate Loans. Each Reference Rate Loan shall equal $2,000,000 or an integral multiple of $500,000 in excess thereof.

          (d)  Limit. Borrower agrees not to permit the sum of the aggregate
               -----
principal amount of all Advances under the Loan Documents outstanding at any time, to exceed the Maximum Loan Amount.

     1.2  The Credit Facilities.
          ----------------------

          (a)  Line of Credit. Subject to the terms and conditions hereof, each
               --------------
Bank severally agrees to fund its Pro Rata Share of each Committed Loan under the Line of Credit from time to time during the Availability Period; provided, however, that at no time shall the aggregate principal amount of all Committed Loans then outstanding exceed the Committed Loan Availability. The proceeds of each such Advance shall be delivered to Borrower in accordance with the provisions of the Loan Documents.

          (b)  Certain General Provisions.
               --------------------------

               (i) Each Bank acquiring an interest in the Committed Loans shall become vested with its Pro Rata Share of Committed Loans upon execution and delivery of the required documents and upon payment of its Pro Rata Share of the principal balance of the outstanding Committed Loans and any other fees, costs or expenses due hereunder or pursuant to another agreement. Upon such payment, the respective interests of each Bank in the Loan Documents and the other rights and claims with respect to the Line of Credit shall be of equal priority with one another, except as otherwise expressly provided.

               (ii)   A complete set of Loan Documents shall be held by Agent.

               (iii) No Bank other than a Bank that is also Agent shall have any interest in any (A) property taken as security for any other loan or financial accommodation made or furnished to Borrower by Agent (in which such Bank has not acquired an interest); (B) property now or hereafter in Agent's possession or under Agent's control other than by reason of the Loan Documents; or (C) deposits which may be or might become security for Borrower's Obligations by reason of the general description contained in any instrument not a Loan Document held by Agent or by reason of any right of setoff, counterclaim, banker's lien or otherwise. If, however, such property shall actually be applied to the payment of amounts owing by Borrower in connection with the Advances, then each Bank shall be entitled to a pro rata share, if any, of such application to amounts due in connection with the Advances, based on the ratio of the outstanding principal amount of all Advances made by such Bank to the outstanding principal amount of all Advances.

               (iv) All the parties agree that, except as may be otherwise expressly provided, all of the interest rates for the Advances are those of and are calculated in accordance with the requirements and any applicable assessments of Agent, regardless of which Bank is making an Advance or receiving a payment thereon.

               (v) If, at any time or for any reason whatsoever, (A) the sum of the aggregate principal amount of all outstanding Committed Loans shall exceed the Committed Loan Availability, or (B) the aggregate amount of all outstanding Advances shall exceed the Maximum Loan Amount, then Borrower shall immediately pay to the Banks (for their own account, as applicable, to be applied to repayment of the affected Advances in such order as Agent may determine, in its sole discretion), the amount of such excess (or, if less, the outstanding principal of all affected Advances).

          1.3  Procedure for Borrowing.
               ------------------------

               (a)  Committed Loans.
                    ---------------

                    (i) Each Borrowing under the Line of Credit shall be made upon Borrower's irrevocable written notice delivered to Agent in accordance with Section 3.1.

                    (ii) Agent will promptly notify each Bank of (A) any election of a LIBOR Alternative Rate by Borrower pursuant to the provisions of Exhibit A to the Note and of the amount of such Bank's Pro Rata Share of the principal of the Loan with respect to which such election has been made, and (B) any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing. With respect to a Notice of Borrowing, the Banks, acting through Agent, shall disburse the requested Advance as provided in the Loan Agreement.

               (b)  Certain General Provisions.
                    --------------------------

                    (i) Each Bank shall make the aggregate amount of its Pro Rata Share of each Committed Loan,

                    (ii) Unless Agent receives notice from any Bank at least one Banking Day prior to the date of a Borrowing that such Bank will not make available to Agent when required its Pro Rata Share of the Committed Loan to be made thereon, Agent may assume that such Bank has made such amount available to Agent in immediately available funds on the date of such Borrowing.

                    (iii) The failure of any Bank to make available to Agent any amount it is required to make so available in respect of any Borrowing shall not relieve any other Bank of any obligation hereunder to make an Advance on the date of such Borrowing.

     1.4  Interest Rates.
          ---------------

          (a) The Note sets forth certain provisions regarding the interest rates and certain other terms and conditions applicable to the credit facilities provided pursuant to the Loan Documents. Borrower may elect interest rates applicable to the Committed Loans in accordance with the requirements, terms and conditions set forth in the Note upon irrevocable written notice to Agent to be received by Agent on the appropriate day not later than 9:30 a.m. (San Francisco time).

          (b) Agent will promptly notify each Bank of receipt of an election of the Contract Rate. If no timely notice is provided by Borrower, Agent will promptly notify each Bank of any automatic conversion to the Reference-based Rate. All rate elections and conversions with respect to Committed Loans shall be made ratably according to the respective outstanding principal amounts of the Committed Loan held by each Bank with respect to which the notice was given.

     1.5  Prepayments.
          ------------

          (a) In the event Borrower elects to prepay the Committed Loans in whole or in part in accordance with the Loan Documents, Agent will promptly notify each Bank of such notice and of each Bank's Pro Rata Share of such prepayment.

          (b) Each of the waivers and acknowledgments of Borrower set forth in Paragraphs 4 and 5 of Exhibit B to the Note shall apply to Borrower's covenants set forth in this Section 1.5 as if set forth herein.

     1.6  Usury.
          ------

     If a court ultimately determines that the Loan (or any Advance) violates applicable usury law, then (a) Borrower shall not be required to pay to or for the account of any Bank interest on the Loan (or such Advance) at a rate in excess of the maximum rate that may be lawfully charged under applicable law; and (b) in the event that any Bank shall collect interest or other monies which are deemed to constitute interest which would increase the effective interest rate on the Loan (or any Advance) to a rate in excess of that permitted by applicable law, such excess interest shall, at the option of said Bank, be returned to Borrower or credited against the principal balance of the Loan (or such Advance) then outstanding; (c) provided, however, that if a usury law applies to one or more but not all Banks, then the Banks not affected by the usury law shall be entitled to the full amount of interest from Borrower under the Loan Documents even though other Banks may receive or retain less due to the usury law.

     1.7  Increased Costs and Reduction of Return.
          ----------------------------------------

     If any Bank shall have determined that a change in or compliance with any Capital Adequacy Regulation affects the amount of capital required to be maintained by the Bank, or by any Person controlling the Bank, and such Bank determines that the amount of such required capital is increased as a consequence of the Line of Credit or other obligations under the Loan Documents taking into consideration such Bank's or controlling Person's policies with respect to capital adequacy and desired return on capital, then, upon demand of such Bank to Borrower through Agent, Borrower shall pay to the Bank an additional amount sufficient to compensate the Bank for such increase.

2.   FEES, EXPENSES

     2.1  Commitment Fee. Borrower shall pay to BofA and Commerzbank AG, for
          --------------
their own account, a commitment fee as set forth in a separate letter understanding between Borrower, BofA and Commerzbank AG.

     2.2  Costs and Expenses.
          ------------------

          Borrower shall:

          (a) pay or reimburse Agent within five Banking Days after demand for all costs and expenses (including legal fees) incurred by it in connection with the preparation, administration and execution of any Loan Document and any amendment, supplement, waiver or modification and any other documents prepared in connection herewith or therewith, (whether or not the particular Loan, transaction or document is consummated), including reasonable legal fees incurred by BofA (including as Agent) with respect thereto; and

          (b) pay or reimburse Agent and each Bank within five Banking Days after demand for all costs and expenses (including legal fees) incurred by them in connection with the enforcement or preservation of any rights or remedies under any Loan Document with respect to an Event of Default (including any "workout" or restructuring of all or any portion of the Obligations and any Insolvency Proceeding, judicial proceeding or arbitration).

     2.3  Indemnification by Borrower.
          ----------------------------

          (a) Borrower shall indemnify, defend and hold Agent-Related Persons and each Bank, and each of their respective officers, directors, employees and agents (each, an "Indemnified Person") harmless from and against:

               (i) any and all liabilities, obligations, losses, damages, actions, judgments, costs and expenses (including legal fees) which may be incurred by or asserted against any such Person arising out of or relating to Advances under the Loan Documents, the Loan Documents or any document or transaction or action taken or not by any such Person in connection with any of the foregoing, including but not limited to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents, or (B) the transactions contemplated hereby, including any investigation, arbitration, litigation, Insolvency Proceeding or other proceeding thereto related to this Agreement or the other Loan Documents, Advances under the Loan Documents or the use of the proceeds thereof (including, without limitation, any investigation, litigation or proceeding related to the acquisition by any Borrower Entity or Joint

     Venture Entity of all or any portion of its assets), whether or not any Indemnified Person is a party; and

               (ii) any and all writs, subpoenas, claims, demands, actions, or causes of action that are served on or asserted against any Indemnified Person (if directly or indirectly related to a writ, subpoena, claim, demand, action, or cause of action against Borrower or any Affiliate of Borrower); and any and all liabilities, losses, costs, or expenses (including attorneys' fees) that any Indemnified Person suffers or incurs as a result of any of said matters;

(all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person.

          (b) Borrower shall further indemnify Agent and each Bank from and hold it harmless against any transfer or documentary taxes, assessments or charges imposed by any governmental authority by reason of the execution, delivery and performance of the Loan Documents.

          (c) Borrower's obligations under this Section 2.3 shall survive payment of all other Obligations, and shall inure to the benefit of Agent, Banks and their successors and assigns.

3.   DISBURSEMENTS AND PAYMENTS

3.1  Requests for Credit.
     --------------------

          (a) Each request for an extension of credit shall be made in writing in a manner acceptable to Agent.

          (b)  Borrowing Notice. Except as otherwise provided in the Loan
               ----------------
Documents, each draw request shall be made upon the irrevocable written notice of Borrower (including notice via facsimile confirmed by a mailed copy) pursuant to a Borrowing Notice in the form attached hereto as Exhibit A. Each Borrowing Notice shall be submitted to and received by the Bank prior to 9:00 a.m. (California time) at least two (2) Banking Days prior to the specified borrowing date with respect to a Reference Rate Loan and three (3) Banking Days prior to the specified borrowing date with respect to a LIBOR Loan. The truth and accuracy of each statement made in the Borrowing Notice shall be a condition precedent to the advance requested thereunder.

     3.2  Disbursement and Payment Record; Loan Account.
          ----------------------------------------------

          Each disbursement by Agent, and each payment by Borrower, shall be evidenced by records kept by Agent. The Advances made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank or Agent, as the case may be, in the ordinary course of business. The loan accounts or records maintained by Agent and each Bank shall be conclusive absent manifest error of the amount of the Advances made by the Banks to Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to Advances made under the Loan Documents.

     3.3  Authorization.
          --------------

          (a) Agent may honor facsimile instructions for advances or repayments (or for the designation of any optional interest rates that may be permitted by the Note) given by any one of the individuals authorized to sign loan documents on behalf of Borrower, or any other individual designated by any one of such authorized signers.

          (b) Advances will be deposited in Borrower's account maintained with Agent, or such other of Borrower's accounts with Agent as designated in writing by Borrower.

          (c) Borrower indemnifies and releases Agent and each Bank (including, in each case, its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from written instructions any such Person reasonably believes are made by any individual authorized by Borrower to give such instructions. This indemnity and release shall survive this Agreement's termination.

     3.4  Banking Days.
          -------------

     A Banking Day is defined in the Note. All payments and disbursements which would be due on a day which is not a Banking Day will be due on the next Banking Day. All payments received on a day which is not a Banking Day will be applied to amounts due under the Loan Documents on the next Banking Day.

     3.5  Payments.
          ---------

          (a) All payments to be made by Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise provided, all payments by Borrower shall be made to Agent for the account of the Banks, as applicable, at Agent's Payment Office, and shall be made in U.S. dollars and in immediately available funds, in accordance with the Loan Documents. Agent will promptly distribute to each Bank, in like funds as received, its Pro Rata Share (or other applicable share as may be agreed by a Bank) of each payment in respect of the Line of Credit and provided that if any payment is received or otherwise realized by Agent at a time when the Availability Period has ended and all outstanding Advances have become, or have been declared, due and payable, then Agent shall distribute to each Bank its pro rata share thereof, based on the proportion of the aggregate principal amount of such Bank's outstanding Advances to the aggregate principal amount of all outstanding Advances. Any payment received by Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Banking Day and any applicable interest or fee shall continue to accrue.

          (b) To the extent that Borrower makes a payment to Agent or the Banks or (notwithstanding any provision of the Co-Lender Agreement to the contrary) the Banks exercise the right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including by any settlement) to be repaid to a trustee, receiver, Borrower or any other party, in connection with any Insolvency Proceeding or otherwise, then (i) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred; and (ii) each Bank severally agrees to pay to Agent upon demand any amount received under the Loan Documents, its Pro Rata Share of any amount so recovered from or repaid by Agent.

          (c) Agent shall have the exclusive right to collect on the Loan from Borrower or any guarantors, third parties, or otherwise including principal, interest, fees or any prepayment premiums, whether such amounts are received directly from Borrower, any guarantors, or other persons, or are collected by offset by Agent against the money or other property of Borrower or any guarantors deposited at or held by Agent, or other enforcement of the Loan Documents. No Bank shall independently initiate any judicial action or equivalent action or other proceeding against Borrower with respect to the Loan.

          (d) (i) Notwithstanding any other provision of any Loan Document or the Co-Lender Agreement to the contrary, Agent, and Banks agree with Borrower that any funds, claims, or distributions actually received by Agent for the account of any Bank as a result of the enforcement of, or pursuant to, any Guaranty, net of Agent's and Banks' expenses of collection thereof (such net amount, "Guaranty Proceeds"), shall be made available for distribution equally and ratably (in proportion to the aggregate amount of principal, interest and other amounts then owed in respect of the Obligations or of an issuance of Public Debt (as defined below), as the case may be) among the Agent, the Banks and the trustee or trustees (or to the holders) of any Unsecured Indebtedness, not subordinated to the Obligations, issued by Borrower, before or after the Effective Date, in offerings registered under the Securities Act of 1933, as amended, or in transactions exempt from registration pursuant to Rule 144A thereof (any such qualifying Unsecured Indebtedness, "Public Debt"), and Agent is hereby authorized, by Borrower, by each Bank (on its own behalf) and by each Guarantor (by its execution and delivery of the Guaranty to which it is party) to make such Guaranty Proceeds so available. No Bank shall have any interest in any amount paid over by Agent to the trustee or trustees in respect of any Public Debt (or to the holders thereof) pursuant to the foregoing authorization. This
     Section 3.5(d) shall apply solely to Guaranty Proceeds, and not to any payments, funds, claims or distributions received by Agent or any Bank directly or indirectly from Borrower or any other Person other than from a Guarantor pursuant to a Guaranty. Borrower is aware of the terms of the Guarantees, and specifically understands and agrees with Agent and the Banks that, to the extent Guaranty Proceeds are distributed to holders of Public Debt or their respective trustees, such Guarantor has agreed that the Obligations will not be deemed reduced by any such distributions, and each Guarantor shall continue to make payments pursuant to its Guaranty until such time as the Obligations have been paid in full (and the Commitments have been terminated), after taking into account any such distributions of Guaranty Proceeds in respect of Indebtedness other than the Obligations.

               (ii) Nothing contained herein shall be deemed (A) to limit, modify, or alter the rights of Agent and the Banks under any Guaranty, (B) to subordinate the Obligations to any Public Debt, or (C) to give any holder of Public Debt (or any trustee for such holder) any rights of subrogation.

               (iii) This Agreement, and each Guaranty, are for the sole benefit of Agent and the Banks and their respective successors and assigns. Nothing contained herein or in any Guaranty shall be deemed for the benefit of any holder of Public Debt, or any trustee for such holder; nor shall anything contained herein or therein be construed to impose on Agent, any Bank any fiduciary duties, obligations or responsibilities to the holders of any Public Debt or their trustees (including, but not limited to, any duty to pursue any Guarantor for payment under its Guaranty).

          (e)  Financing Repayments. Upon the closing of (i) any financing of
               --------------------
any Real Property or (ii) the debt or equity financing of any Joint Venture Entity, Borrower shall use all net proceeds Borrower actually receives directly or indirectly from such financing to repay Committed Loans. Concurrently with the repayment of Committed Loans under this Section 3.5(e), the Maximum Loan Amount will be reduced permanently by the amount of such repayment. For purposes of this Section 3.5(e), the term "net proceeds" means all cash proceeds (net of any principal amount being refinanced or indebtedness being repaid) actually received by Borrower from any financing described above, minus payments of (i) attorneys' fees and disbursements, (ii) loan broker's fees and commissions,
(iii) loan commitment fees, (iv) lender due diligence costs and expenses, (v) lender title insurance policy premiums, (vi) escrow fees, (vii) accountant's fees and expenses, (viii) underwriting fees and expenses, (viii) mandatory distributions to the shareholders of Borrower required to be made to maintain Borrower's status as a REIT, (ix) taxes required to be paid by Borrower in connection with a financing described in this Section 3.5(e) and (x) other customary financing costs or expenses incurred by Borrower and approved by Agent in its reasonable discretion. Notwithstanding anything to the contrary in this Agreement, this
Section 3.5(e) shall be deemed to be null and void and of no force or effect to the extent its application could jeopardize Borrower's status as a REIT.

4.  CONDITIONS

     4.1  Conditions Precedent to Initial Funding Date on or after the Effective
          ----------------------------------------------------------------------
Date.
-----

          The obligation of each Bank under the Loan Documents to make any Advances on or after the Effective Date is subject to the further conditions that Agent has received all of the following in form and substance satisfactory to Agent:

          (a)  Loan Documents. Fully executed originals of this Agreement
               --------------
(including the Guaranty attached hereto, executed on behalf of each Guarantor) and the Co-Lender Agreement and any other documents any Bank may reasonably require or request in accordance with the Loan Documents.

          (b)  Authorizations. Evidence that the execution, delivery and
               --------------
performance by Borrower and each Material Borrower Entity or other Guarantor (if any) of each of the Loan Documents to which such Person is or is to become a party have been duly authorized, including, without limitation, (i) Corporate Resolution to borrow, certified by the Corporate Secretary of Borrower, together with a Certificate of Incumbency for the authorized signing officers, containing their specimen signatures and certified by the Corporate Secretary of Borrower, and (ii) resolutions, or other required action, by each Material Borrower Entity or other Guarantor with respect to the execution and delivery of its Guaranty (or reconfirmation of its existing Guaranty), together with a Certificate of Incumbency for the authorized signing officers, containing their specimen signatures and certified by such Material Borrower Entity's or other Guarantor's Secretary (or the equivalent).

          (c)  Governing Documents; Good Standing Certificates. For Borrower,
               -----------------------------------------------
BRE Property Investors LLC and each other Material Borrower Entity or Guarantor or Other Unencumbered Property Owner (if any):

               (i) a copy of such Person's articles of incorporation and bylaws, articles of organization, Form LLC-1 and operating agreement, Form LP-1 and agreement of limited partnership or other charter documents, as the case may be, and

               (ii) a certificate of good standing for Borrower and each Material Borrower Entity, other Guarantor or Other Unencumbered Property Owner from the state where formed and, at the Bank's request, from any other state in which

     Borrower or such Material Borrower Entity, other Guarantor or Other Unencumbered Property Owner is required to qualify to conduct its business.

          (d)  Reimbursement. Reimbursement of all costs and expenses incurred
               -------------
by Agent in connection with this Agreement, including legal fees and expenses of Agent's counsel, and the costs for services of Agent's in-house staff, such as legal services.

          (e)  Payment of Fees. Payment of all accrued and unpaid fees and
               ---------------
expenses due Agent as provided for by the Loan Documents, including those referred to in Section 2.1 that are required by this Agreement or any letter understanding between Borrower and Agent to be paid on or before the Effective Date.

          (f)  Legal Opinion. An opinion of legal counsel for Borrower and each
               -------------
Material Borrower Entity and other Guarantor addressing such matters as Agent may reasonably request, including, without limitation, a customary "no conflicts" legal opinion to be delivered by Latham & Watkins on or after the Effective Date but prior to the initial Advance.

          (g)  Other Items. Any other documents and other items Agent may
               -----------
reasonably require as conditions precedent to the initial extensions of credit under this Agreement.

     4.2  Conditions to All Borrowings.
          -----------------------------

          The obligation of each Bank to make any Advance (including its first disbursement on or after the Effective Date) under the Loan Documents is subject to the satisfaction on the Funding Date of the relevant Borrowing of the conditions set forth below:

          (a)  Borrower shall have submitted a timely Borrowing Notice;

          (b) No Event of Default or event that, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and be continuing at the time of such Advance or issuance, or would exist as a result thereof;

          (c) Each of the representations and warranties of Borrower and each Guarantor contained in this Agreement or the other Loan Documents shall be true and correct in all material respects on the date of such Advance or issuance (both before and after giving effect thereto), as if made thereon; and

          (d) Compliance with all covenants, terms and conditions contained in the Primary Loan Documents.

5.   REPRESENTATIONS AND WARRANTIES

     When Borrower signs this Agreement, and until the Commitments have terminated and all Obligations have been repaid in full, Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a restatement of each such representation and warranty.

     5.1  Organization of Borrower; Good Standing.
          ----------------------------------------

          (a) Borrower, and each Guarantor, are duly formed and existing under the laws of the state where organized. In each state in which Borrower or any Guarantor does business, it is properly licensed, in good standing, and, where required, in compliance with any fictitious name statute.

          (b) Schedule 1 (if applicable, as updated pursuant to Section 6.18) sets forth the members, general partners and limited partners, or other holders of ownership interests in BRE Property Investors LLC and each other Material Borrower Entity or Guarantor, as well as of each Other Unencumbered Property Owner, and their respective ownership percentages, and there are no other membership, partnership or other ownership interests outstanding. No membership, partnership or other ownership interest (or any securities, instruments, warrants, option or purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for such interests) in any Material Borrower Entity, other Guarantor or Other Unencumbered Property Owner is subject to issuance under any security, instrument, warrant, option or purchase rights, conversion or exchange rights, call, commitment or claim of any right, title or interest therein or thereto. All of the membership, partnership or other ownership interests in Borrower and each Material Borrower Entity, other Guarantor or Other Unencumbered Property Owner have been issued in compliance with all applicable requirements of law.

     5.2  Authorization; Enforceable Agreement.
          -------------------------------------

          This Agreement and the other Loan Documents are within the powers of Borrower or the Material Borrower Entity or other Guarantor party thereto, have been duly authorized and do not conflict with any of its organizational documents. The Loan Documents do not conflict with any law, agreement or obligation by which Borrower or any Material Borrower Entity or other Guarantor is bound. This Agreement is a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, and any instrument or document required hereunder, when executed and delivered by Borrower or any Material Borrower Entity or other Guarantor, will be similarly a legal, valid, binding and enforceable agreement of such Person.

     5.3  Financial Information.
          ----------------------

          (a) All financial statements and data submitted in writing by Borrower to Agent or any Bank pursuant hereto are true and correct, and all such financial statements present fairly the financial condition of Borrower as at the date thereof and the results of the operations of Borrower for the period(s) covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently applied. Borrower has no knowledge of any liabilities, contingent or otherwise, not reflected in said financial statements, and neither Borrower nor any Borrower Entity or Joint Venture Entity has entered into any material commitments or material contracts which are not reflected in said balance sheet which may have a Material Adverse Effect on Borrower or any Material Borrower Entity. Since said date there have been no changes in the assets or liabilities or financial condition of Borrower or any Material Borrower Entity other than changes in the ordinary course of business, and no such changes have been materially adverse changes.

          (b) All financial and other information that has been or will be supplied to Agent or any Bank, including the financial statements of Borrower or any other Person:

               (i) is sufficiently complete to give Agent and the Banks accurate knowledge of the subject's financial condition;

               (ii) is in form and content as required by Agent and the Banks, previously communicated to Borrower;

               (iii) is in compliance with any government regulations that apply; and

               (iv) does not fail to state any material facts necessary to make the information contained therein not misleading.

All such information (other than Funds From Operations) was and will be prepared in accordance with GAAP, unless otherwise noted.

     5.4  Lawsuits.
          ---------

          There is no lawsuit, arbitration, claim or other dispute pending or threatened against Borrower or any Borrower Entity or Joint Venture Entity which, if lost, could reasonably be expected to impair Borrower's or any Material Borrower Entity's financial condition or ability to repay advances made, and other amounts due, under the Loan Documents, except as has been previously disclosed in writing to Agent and the Banks.

     5.5  Title to Assets.
          ----------------

          Borrower, and each Borrower Entity and Joint Venture Entity, have good and clear title to its assets, and the same are not subject to any Liens other than those disclosed to Agent and the Banks in writing.

     5.6  Permits, Franchises.
          --------------------

          Borrower, and each Material Borrower Entity, possess all permits, franchises, contracts and licenses required and all trademark rights, trade name rights, and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

     5.7  Income Tax Returns.
          -------------------

          Borrower, and each Borrower Entity and Joint Venture Entity, has filed all tax returns and reports required to be filed and has paid all applicable federal, state and local franchise, income and property taxes which are due and payable. Borrower has no knowledge of any pending assessments or adjustments of its income taxes or property taxes (or those of Borrower Entity or Joint Venture Entity) for any year, except as have been disclosed in writing to Agent and the Banks. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

     5.8  ERISA Plans.
          ------------

          (a) As used herein, (i) "ERISA" means the Employee Retirement Income Act of 1974, as amended; (ii) "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to ERISA; and (iii) "Plan" means any employee pension benefit plan maintained or contributed to by Borrower or any Borrower Entity and insured by the PBGC.

          (b) Borrower, and each Borrower Entity, has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA.

          (c) No reportable event has occurred under Section 4043(b) of ERISA for which the PBGC requires 30 day notice. No action by Borrower or any Borrower Entity to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA. No proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

     5.9  Other Obligations.
          ------------------

          Neither Borrower nor any Material Borrower Entity or Joint Venture Entity is in default on any Indebtedness or Contractual Obligation of Borrower, such Material Borrower Entity or such Joint Venture Entity, as the case may be, except as has been previously disclosed in writing to Agent and the Banks.

     5.10 Event of Default.
          -----------------

          There is no event which is, or with notice or lapse of time or both would be, an Event of Default hereunder.

     5.11 Status as a REIT.
          -----------------

          Borrower (i) is a real estate investment trust as defined in Section 856 of the Code (or any successor provision thereto), (ii) has not revoked its election to be a real estate investment trust, (iii) has not engaged in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Code (or any successor provision thereto), and (iv) for its current "tax year" (as defined in the Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Code.

6.   COVENANTS

     Borrower agrees, so long as credit is available under this Agreement or any other Loan Document and all Obligations have been repaid in full:

     6.1  Use of Proceeds.
          ----------------

          Borrower shall use, and shall permit the proceeds of the advances under the Loan Documents to be used, only for general working capital purposes of Borrower, including (but subject to Section 6.4(g)), development expenditures.

     6.2  Financial Information.
          ----------------------

          Borrower shall provide the following financial information and statements and such additional information as requested by Agent from time to time:

          (a) As soon as available but not later than ninety (90) days after Borrower's fiscal year end, a copy of Borrower's Form 10-K Annual Report and (to the extent not included in such Form 10-K) a copy of Borrower's annual consolidated financial statements for such fiscal year including balance sheet, income statement, statement of cash flows and statement of shareholders' equity. All such financial statements (whether or not included in Borrower's Form 10-K) must be audited (with an unqualified opinion) by Borrower's CPA and certified by Borrower's Chief Financial Officer (or other officer acceptable to Agent).

          (b) As soon as available but not later than sixty (60) days after each fiscal quarter end, Borrower's Form 10-Q Quarterly Report and (to the extent not included in such Form 10-Q) a copy of Borrower's consolidated financial statements for such fiscal quarter, including balance sheet, income statement, statement of cash flows and statement of shareholders' equity. All such financial statements must be certified by Borrower's Chief Financial Officer (or other officer acceptable to Agent).

          (c) As soon as available but not later than ninety (90) days after Borrower's fiscal year end, Borrower's annual three-year consolidated financial projection, including balance sheet and income statement, in a format and with such detail as Agent may require. These projections must be certified by Borrower's Chief Financial Officer (or other officer acceptable to Agent).

          (d) Copies of Borrower's Form 8-K Current Reports and all other filings within fifteen (15) days after the date of filing with the Securities and Exchange Commission, and copies of all press releases made by Borrower.

          (e) As soon as available but not later than sixty (60) days after the end of each of the first three fiscal quarters of Borrower's fiscal year, and as soon as available but not later than ninety (90) days after the end of each of Borrower's fiscal years, Borrower's quarterly internal management reports (including (i) a schedule of all Debt Service for the prior quarter, (ii) a schedule of Net Operating Income for each Real Property and other real property asset for the preceding four (4) fiscal quarters, (iii) a schedule listing all Indebtedness secured by a Lien on any real property assets of Borrower or any Borrower Entity or Joint Venture Entity, (iv) a statement of the number of apartment units (by project and location) under development (as defined in Section 6.4(g)) by Borrower or any Borrower Entity or Joint Venture Entity at fiscal quarter-end, (v) a schedule identifying all real property leaseholds held by Borrower or any Borrower Entity or Joint Venture Entity at fiscal quarter-end, and (vi) a schedule showing the Borrower's Share of each Borrower Entity that is not a Guarantor and of each Joint Venture Entity at fiscal quarter-end). These reports must be certified by Borrower's Chief Financial Officer (or other officer acceptable to Agent).

          (f) At the time of the delivery of the financial statements provided for in Sections 6.2(a) and (b), a certificate executed by the Chief Financial Officer of Borrower certifying compliance with all financial covenants herein, including appropriate supporting schedules and calculations, and certifying that to the best of the such officer's knowledge, no Event of Default has occurred and is continuing or would result after notice or passage of time or both or, if any Event of Default has occurred and is continuing or would result after notice or passage of time or both, specifying the nature and extent thereof. Notwithstanding anything to the contrary contained herein and without limiting Agent's or the Banks' other rights and remedies, if any certificate required under this Section 6.2 is not provided on or before the due date therefor, Borrower shall be prohibited from any further borrowing under the Loan Documents until such certificate is provided.

     6.3  Other Information.
          ------------------

          Borrower shall provide Agent:

          (a) Promptly upon, and in any event within forty-eight (48) hours after Borrower first has actual knowledge of (i) its failing to continue to qualify as a real estate investment trust as defined in Section 856 of the Code (or any successor provision thereof), (ii) any act by Borrower causing its election to be taxed as a real estate investment trust to be terminated, (iii) any act causing Borrower to be subject to the taxes imposed by Section 857(b)(6) of the Code (or any successor provision thereto), or (iv) Borrower failing to be entitled to a dividends paid deduction which meets the requirements of Section 857 of the Code, a notice of any such occurrence or circumstance.

          (b) Such additional financial and other information as Agent may reasonably request from time to time.

     6.4  Financial Covenants.
          --------------------

          (a)  Minimum Net Worth. Borrower will maintain a Tangible Net Worth of
               -----------------
not less than (i) Six Hundred Million Dollars ($600,000,000), plus (ii) seventy percent (70%) of Net Offering Proceeds received by Borrower after June 30, 1998.

          (b)  Total Liabilities to Total Assets. The ratio of Total Liabilities
               ---------------------------------
to Total Assets shall not exceed 0.50:1.

          (c)  Secured Indebtedness to Total Assets. The ratio of Secured
               ------------------------------------
Indebtedness to Total Assets shall not exceed 0.30:1.

          (d)  Unencumbered Real Property to Unsecured Indebtedness;
               -----------------------------------------------------
Unencumbered Real Property NOI to Unsecured Interest Expense.
------------------------------------------------------------

               (i) The ratio of (A) Total Real Property Market Value of all Unencumbered Real Property to (B) total outstandings under Unsecured Indebtedness shall not be less than 1.75:1.

               (ii)  The ratio of

                     (A) the sum of (1) the aggregate Net Operating Income of all Unencumbered Real Properties owned directly by Borrower or any Controlled

     Borrower Entity that is a Guarantor, plus (2) to the extent that the aggregate contribution to the amount determined in accordance with this clause (A) attributable to this subclause (2) is not in excess of 10% of such total amount, for each (a) Controlled Borrower Entity that is not a Guarantor or (b) Controlled Joint Venture Entity (whether or not it is a Guarantor), Borrower's Share of the Net Operating Incomes of all Unencumbered Real Properties owned directly by such Person; to

                    (B) Unsecured Interest Expense for any fiscal quarter, shall not be less than 1.75:1.

          (e)  EBITDA to Debt Service. The ratio of EBITDA to Debt Service shall
               ----------------------
not be less than 2.00:1.

          (f)  Distributions.
               --------------

               (i) Subject to subparagraph (ii) below, aggregate distributions by Borrower, determined on a consolidated basis, shall not exceed the following, as reported in accordance with GAAP, for any period of four (4) consecutive fiscal quarters of Borrower ended on December 31 of any calendar year: the greater of (A) ninety-five percent (95%) of Funds From Operations for such period, or (B) an amount, but not in excess of one hundred percent (100%) of Funds From Operations for such period, as Borrower may be required to distribute to its shareholders in order to maintain compliance with Section 6.15. For purposes of this Section 6.4(f), the term "distributions" shall mean and include (A) all dividends and other distributions to, and the repurchase of shares or other equity interests from, the holder of any equity interests in Borrower, BRE Property Investors LLC or any other Consolidated Borrower Entity or Consolidated Joint Venture Entity, other than (B) (1) redemptions of equity interests for common stock of Borrower, and (2) to the extent not in excess of $5,000,000 in any one fiscal year, redemptions of equity interests in BRE Property Investors LLC for cash or property other than common stock of Borrower pursuant to the redemption provisions of its Charter Documents as in effect on the date hereof.

               (ii) No distributions (or redemptions in cash or property, other than common stock of Borrower, of equity interests in BRE Property Investors LLC not constituting distributions) shall be made during the continuance of any Event of Default arising out of Borrower's failure to pay any monetary obligation when due under any Loan Document (a "Monetary Default"). Aggregate distributions or redemptions, in cash or property other than common stock of Borrower, of equity interests in BRE Property Investors LLC during the continuance of any Event of Default other than a Monetary Default (determined on a consolidated basis) shall not exceed the lesser of (A) the aggregate amount of distributions permitted to be made during the continuance thereof under subparagraph (i) above, or (B) the minimum amount that Borrower must distribute to its shareholders in order to maintain compliance with Section 6.15.

          (g)  Development. At no time shall the total number of apartment units
               -----------
under development by Borrower or any Borrower Entity or Joint Venture Entity exceed the lesser of (i) twenty percent (20%) of the total number of apartment units (excluding such units under development) then owned by Borrower or any Borrower Entity or Joint Venture Entity, and (ii) 6,000 apartment units. For purposes of the foregoing covenant, "development" shall mean all units under construction, at or beyond the foundation stage, within a particular apartment project, until the construction of all units (or discreet phase(s) thereof, if applicable) shall have been completed, certificates of occupancy shall have been issued with respect to such units, and such units shall be available for immediate lease and occupancy in the normal course of business.

          (h)  Maximum Unsecured Lines of Credit. Borrower shall not permit
               ---------------------------------
total commitments (disbursed and undisbursed) with respect to Unsecured Indebtedness of Borrower, any Borrower Entity or any Joint Venture Entity under lines of credit to exceed the sum of (i) the Maximum Loan Amount, plus (ii) the total commitments (disbursed and undisbursed) made available to Borrower under any and all other lines of credit from time to time provided to Borrower, any Borrower Entity or any Joint Venture Entity by (A) Agent and the Banks, or (B) a group of lenders, consisting of BofA and one or more other lenders, for whom BofA serves as agent at the time such line of credit is first made available. Further, neither Borrower nor any Borrower Entity or Joint Venture Entity shall enter into any commitment for Unsecured Indebtedness under lines of credit other than under (x) this Agreement, and (y) any other lines of credit from time to time provided to Borrower, any Borrower Entity or any Joint Venture Entity by Agent and the Banks or by a group of lenders, consisting of BofA and one or more other lenders, for whom BofA serves as agent at the time such line of credit is first made available.

          (i)  Unsecured Indebtedness. Neither Borrower nor any Borrower Entity
               ----------------------
or Joint Venture Entity shall incur, or permit to exist, any Unsecured Indebtedness other than (i) Indebtedness under revolving lines of credit to the extent permitted under Section 6.4(h), and (ii) non-revolving, non-amortizing Indebtedness with a maturity or call date not earlier than one (1) year after the Maturity Date under the Note in effect at the time such Indebtedness is incurred; provided, however, that the foregoing amortization restriction shall not apply to amortization required, as of the date of this Agreement, under the Prudential Indebtedness, and provided further that no Guarantor or Other Unencumbered Property Owner shall incur, or permit to exist, any Indebtedness other than Non-Recourse Indebtedness.

          (j)  Calculation. Each of the foregoing ratios and financial
               -----------
requirements shall be calculated as of the last day of each fiscal quarter, but shall be satisfied at all times.

     6.5  Taxes and Other Liabilities.
          ----------------------------

          Borrower shall pay and discharge, and shall cause each Controlled Borrower Entity and Controlled Joint Venture Entity to pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

          (a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any Material Adverse Effect on Borrower or any Material Borrower Entity or the loss of any right of redemption from any sale thereunder; and

          (b) Borrower shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) adequate with respect thereto.

     6.6  Notices to Agent.
          -----------------

          Borrower shall promptly notify Agent in writing of:

          (a) any Event of Default hereunder or any event which would become an Event of Default hereunder upon the giving of notice, the lapse of time, or both;

          (b) any single lawsuit or arbitration claiming over Two Hundred Fifty Thousand Dollars ($250,000), and lawsuits or arbitrations collectively claiming over One Million Dollars ($1,000,000), against Borrower or any Guarantor;

          (c) any significant dispute between Borrower or any Guarantor and any government authority;

          (d) Borrower's receipt of any notice relating to (i) any change in or reaffirmation of, or proposed change in or reaffirmation of, the rating of Borrower's senior long-term unsecured debt obligations by any Rating Agency, or
(ii) the issuance of any Rating by a Rating Agency as to which no Rating is then in effect; and

          (e) any event, circumstance or condition which may have a Material Adverse Effect on Borrower or any Guarantor.

     6.7  Audits; Books and Records.
          --------------------------

          Borrower shall (i) maintain (and shall cause each Controlled Borrower Entity and Controlled Joint Venture Entity to maintain) adequate books and records, and (ii) allow and its agents (and cause Controlled Borrower Entities and Controlled Joint Venture Entities to allow Agent and its agents) to inspect Borrower's and such Controlled

Borrower Entities' and Controlled Joint Venture Entities' properties and examine, audit and make copies of books and records at any reasonable time. If any of Borrower's properties, books or records are in the possession of a third party, Borrower hereby authorizes that third party to permit Agent or its agents to have access to perform inspections or audits and to respond to Agent's requests for information concerning such properties, books and records.

     6.8  Compliance with Laws.
          ---------------------

          Borrower shall comply, and shall cause each Controlled Borrower Entity and Controlled Joint Venture Entity to comply, with the laws (including any fictitious name statute), regulations, and orders of any government body with authority over such Person's business.

     6.9  Preservation of Rights.
          -----------------------

          Borrower shall maintain and preserve, and shall cause each Material Borrower Entity to maintain and preserve, all rights, privileges, and franchises Borrower or such Material Borrower Entity now has (or, if later, as of the date such Person becomes a Material Borrower Entity).

     6.10 Maintenance of Properties.
          --------------------------

          Borrower shall make, and shall cause each Controlled Borrower Entity and Controlled Joint Venture Entity to make, repairs, renewals, or replacements to keep such Person's properties in good working condition.

     6.11 Insurance.
          ----------

          Borrower shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower and the Controlled Borrower Entities and Controlled Joint Venture Entities operate and maintain such other insurance and coverages as may be reasonably required by Agent. All such insurance shall be in form and amount and with companies satisfactory to Agent. Upon Agent's request, Borrower shall furnish Agent with a copy of the policy or binder of all such insurance and continuing evidence that such insurance remains in force at applicable renewal dates.

     6.12 ERISA Plans.
          ------------

          Borrower shall give prompt written notice to Agent of the occurrence of any reportable event under Section 4043(b) of ERISA for which the PBGC requires 30 day notice; any action by Borrower or any Borrower Entity to terminate or withdraw from a Plan or the filing of any notice of intent to terminate under Section 4041 of

ERISA; any notice of noncompliance made with respect to a Plan under Section 4041(b) of ERISA; or the commencement of any proceeding with respect to a Plan under Section 4042 of ERISA.

     6.13 Indemnity of Guarantors.
          ------------------------

          Borrower shall indemnify and hold harmless each Guarantor from and against any liability (in the form of indebtedness repaid to Agent or any Bank) in respect of Borrower's obligations under the Loan Documents, including (if applicable) by way of foreclosure on any collateral in which such Guarantor may at any time hereafter grant to Agent a security interest) in excess of the benefit realized by such Guarantor from the proceeds of the Loan. As between Borrower and each Guarantor, Borrower shall be responsible to reimburse each Guarantor in respect of amounts paid by such Guarantor pursuant to its Guaranty of Borrower's obligations under the Loan Documents to the end that Borrower, and each Guarantor, ultimately bear the burden of their respective shares of such obligations. Borrower's obligations to the Guarantors under this Section 6.13 shall be subordinated to its obligations to Agent and the Banks as provided in the Guaranties.

     6.14 Additional Negative Covenants.
          ------------------------------

          Borrower shall not, without Agent's written consent (delivered upon such consent of any or all of the Banks as may be required under the Co-Lender Agreement):

          (a) Merge or dissolve into, or consolidate with, any Person, or permit any Material Borrower Entity to do so, except in each case for mergers and consolidations (i) which result in Borrower or such Material Borrower Entity, as the case may be, being the surviving entity (provided that Borrower shall be the surviving entity in any merger or consolidation with a Material Borrower Entity), (ii) which do not have a Material Adverse Effect on Borrower or the affected Material Borrower Entity, and (iii) which do not result in Borrower, following the consummation of such merger or consolidation, being in default under any term or condition of this Agreement. Neither Borrower nor any Material Borrower Entity shall sell, lease, transfer, encumber or otherwise dispose of all or any substantial part of its properties or assets, whether in a single transaction or series of transactions, if such sale, lease, transfer, encumbrance or other disposition would cause a Material Adverse Effect on Borrower or such Material Borrower Entity; nor shall Borrower transfer to any Borrower Entity or Joint Venture Entity any Real Property or other material asset owned as of the date hereof or that constitutes proceeds (or proceeds of proceeds) of any Real Property or other material asset owned by Borrower as of the date hereof;

          (b) Except for any such amendment that is required under any requirement of law imposed by any governmental authority or in order to maintain compliance with Section 6.15, amend its articles of incorporation or by-laws, or permit any Material Borrower Entity to amend any of its charter documents, except in each case (i) upon at least ten (10) Banking Days' prior written notice to Agent, and (ii) if Agent notifies Borrower within such 10-day period that such amendment is, in Agent's reasonable judgment, a material amendment, with the prior written consent of Agent;

          (c) Suspend its business activity, or permit any Material Borrower Entity to suspend its business activity, in either case for more than two days;

          (d) Voluntarily commence any case under the United States Bankruptcy Code (or any successor statute) with respect to itself unless Borrower concurrently causes each Guarantor to commence a voluntary case under the United States Bankruptcy Code (or such successor statute) with respect to itself, and requests that all such cases be consolidated with its own.

          (e) Use any proceeds of any advance under the Loan Documents (or permit such proceeds to be used), directly or indirectly, to purchase or carry, or reduce or retire any loan incurred to purchase or carry any "Margin Stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock;

          (f) Permit Borrower's aggregate Investments in Borrower Entities or Joint Venture Entities that have not executed and delivered a Guaranty that remains in full force and effect to exceed at any time ten percent (10%) of Borrower's consolidated total assets, determined in accordance with GAAP;

          (g) Cease to Control any Material Borrower Entity, other Guarantor or Other Unencumbered Property Owner; or

          (h) Create, suffer or permit to exist any Lien on its interest in any Guarantor or Other Unencumbered Property Owner.

     6.15 Continued Status as a REIT; Prohibited Transactions.
          -----------------------------------------------------

          Borrower (i) will continue to be a real estate investment trust as defined in Section 856 of the Code (or any successor provision thereto), (ii) will not revoke its election to be a real estate investment trust, (iii) will not engage in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Code (or any successor provision thereto), and (iv) will continue to be entitled to a dividend paid deduction meeting the requirements of Section 857 of the Code.

     6.16 NYSE Listed Company.
          --------------------

          The common stock of Borrower shall at all times be listed for trading and be traded on the New York Stock Exchange.

     6.17 Conduct of Business.
          --------------------

          Borrower shall engage primarily in the business of direct ownership, operation and acquisition or development for its own account of apartment projects located in the Western United States (which shall be understood to mean Colorado and States westward); provided, however, that the foregoing shall not restrict either Borrower's continued ownership and operation of assets owned as of the Effective Date or other business activities of Borrower or any Borrower Entity reasonably incidental to business activities otherwise permitted under this Section 6.17.

     6.18 Delivery of Guaranties and Other Documents.
          -------------------------------------------

          Within fifteen (15) days after (a) any Borrower Entity becomes a Material Borrower Entity, or (b) Borrower forms or acquires, by merger or otherwise, a Material Borrower Entity: Borrower shall (x) give Agent written notice thereof, (y) cause such Material Borrower Entity to execute and deliver to Agent a Guaranty, and (z) deliver to Agent (i) with respect to such Material Borrower Entity, the documents described in Sections 4.1(b) and 4.1(c), (ii) an updated Schedule 1, reflecting such information with respect to such Material Borrower Entity as is required to be reflected on Schedule 1 pursuant to Section 5.1(b), and (iii) an opinion of counsel addressing the due formation, existence and good standing of such Person, the due authorization, execution and delivery by such Person of such Guaranty, the enforceability thereof, and such other matters, if any, as Agent may reasonably request. Upon the inclusion of any real property asset owned by a Borrower Entity or Joint Venture Entity other than a Material Borrower Entity as Unencumbered Real Property by virtue of the execution and delivery by such Borrower Entity or Joint Venture Entity of a Guaranty, or by a Person that would, as a result of such inclusion, become an Other Unencumbered Property Owner (but, in either case, without limiting the requirement that such real property asset qualify in all respects as "Unencumbered Real Property" in order to be included as such), Borrower shall deliver to Agent (1) with respect to such Guarantor or Other Unencumbered Property Owner, the documents described in Sections 4.1(b) and 4.1(c), as applicable, (2) an updated Schedule 1, reflecting such information with respect to such Guarantor or Other Unencumbered Property Owner as is required to be reflected on Schedule 1 pursuant to Section 5.1(b), and (3) if such Person is becoming a Guarantor, an opinion of counsel addressing the due formation, existence and good standing of such Person, the due authorization, execution and delivery by such Person of such Guaranty, the enforceability thereof, and such other matters, if any, as Agent may reasonably request.

     6.19 Cooperation.
          ------------

          Borrower shall take any action reasonably requested by Agent to carry out the intent of the Loan Documents.

     6.20 Reporting Under Primary Agreement.
          ---------------------------------

          So long as Borrower provides Agent with the reporting information required under Section 5 and Section 6 of the Primary Agreement, such disclosure shall constitute disclosure under this Agreement and Borrower shall not be required to deliver duplicative information or documentation to the Agent.

7.  COLLATERAL

     7.1  Collateral.  This Line of Credit is unsecured.
          ----------

8.  DEFAULT

     If any of the following events occurs (an "Event of Default"), Agent may (and shall, upon the instructions of Majority Banks) declare Borrower in default, stop making any additional credit available to Borrower, and require Borrower to repay its entire debt immediately and without prior notice. However, if a bankruptcy petition is filed with respect to Borrower, the entire debt outstanding under the Loan Documents shall automatically be due immediately.

     8.1  Failure to Pay.
          ---------------

          Borrower, or any Guarantor, fails to make any payment due under the Loan Documents (i) within fifteen (15) days after the date when due, or (ii) within such other period, or no period, as may expressly be provided in any other Loan Document to constitute an Event of Default.

     8.2  False Information.
          ------------------

          Borrower, or any Guarantor, has given Agent, or any Bank, false or misleading information or representations.

     8.3  Bankruptcy.
          -----------

          Borrower, or any Borrower Entity or Joint Venture Entity, files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against any such Person. The default will be deemed cured if any bankruptcy petition filed against Borrower or any Borrower Entity or Joint Venture Entity is dismissed within a period of forty-five (45) days after the filing; provided, however, that neither Agent nor any Bank will be obligated to extend any additional credit to Borrower during that period.

     8.4  Receivers; Dissolution.
          -----------------------

          A receiver or similar official is appointed for Borrower's, or any Borrower Entity's or Joint Venture Entity's, business, or the business is terminated; or any order, judgment or decree is entered against Borrower or any Borrower Entity or Joint Venture Entity decreeing its involuntary dissolution or split up and remains undischarged and unstayed for a period in excess of thirty
(30) days; the directors or other managing body of, or the members, shareholders or other holders of the equity interests in, Borrower or any Material Borrower Entity shall take any action authorizing the dissolution of Borrower or any Material Borrower Entity; or Borrower or any Material Borrower Entity shall otherwise dissolve or (except as the result of the merger of a Material Borrower Entity into Borrower) cease to exist.

     8.5  Lawsuits.
          ---------

          Any lawsuit(s) or arbitration(s) are initiated against Borrower or any Material Borrower Entity involving claims exceeding in the aggregate Fifty Million Dollars ($50,000,000) or more at any one time in excess of any insurance coverage.

     8.6  Judgments.
          ----------

          Any judgment or arbitration award is entered against Borrower or any Material Borrower Entity, or Borrower, or any Material Borrower Entity, enters into any settlement agreement with respect to any litigation, claim or arbitration, in an aggregate amount of Ten Million Dollars ($10,000,000) or more in excess of any insurance coverage.

     8.7  ERISA Plans.
          ------------

          The occurrence of any of the following event(s) with respect to Borrower or any Material Borrower Entity, provided such event(s) could reasonably be expected, in the judgment of Agent, to subject Borrower or such Material Borrower Entity to any tax, penalty or liability (or any combination of the foregoing) which in the aggregate could have a Material Adverse Effect on Borrower or such Material Borrower Entity with respect to a Plan:

          (a) A reportable event occurs with respect to a Plan which in the reasonable judgment of Agent may result in the termination of such Plan for purposes of ERISA.

          (b) Any Plan termination (or commencement of proceedings to terminate a Plan) or Borrower's, or any Material Borrower Entity's, full or partial withdrawal from a Plan.

     8.8  Government Action.
          ------------------

          Any government authority takes action that the Majority Banks believe could have a Material Adverse Effect on Borrower or any Material Borrower Entity.

     8.9  Material Adverse Change.
          ------------------------

          Any event, circumstance or condition shall occur, or is reasonably likely to occur, which the Majority Banks believe could have a Material Adverse Effect on Borrower or any Material Borrower Entity.

     8.10 Other Breach Under This Agreement or Other Loan Documents.
          ----------------------------------------------------------

          (a) Borrower fails to meet the conditions of or fails to perform any obligation under any of Sections 6.2, 6.5, 6.11 and 6.18, and such failure continues uncured for a period of fifteen (15) days.

          (b) Borrower, or any Guarantor, fails to meet the conditions of or fails to perform any obligation under any term of this Agreement or any other Loan Document not specifically referred to in this Article 8. If, in Agent's opinion, the breach is capable of being remedied, the breach will not be considered an Event of Default under this Agreement for a period of thirty (30) days after the date on which Agent gives written notice of the breach to Borrower; provided, however, that neither Agent nor the Banks will be obligated to extend any additional credit to Borrower during that period.

     8.11 Cross-Default.
          --------------

          Any default occurs under any agreement in connection with any credit Borrower or any Controlled Borrower Entity, Consolidated Borrower Entity, Controlled Joint Venture Entity or Consolidated Joint Venture Entity, or any of Borrower's other Affiliates, has obtained from any creditor, or which constitutes an Accommodation Obligation of Borrower or any such other Person, if the default consists of a failure to make a payment when due or gives the creditor the right to accelerate (or causes the acceleration of) the obligation.

9.   ENFORCING THIS AGREEMENT

     9.1  Remedies.
          ---------

          If an Event of Default occurs under the Loan Documents, Agent and the Banks may exercise any right or remedy they have under any of the Loan Documents or which is otherwise available at law or in equity. All of such rights and remedies shall be cumulative. At the Majority Banks' option, exercisable in their sole discretion, all of Borrower's obligations under the Loan Documents will become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind.

10.  APPOINTMENT AND AUTHORIZATION OF AGENT

     10.1 Appointment.
          ------------

          Each Bank hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto and as further provided in the Co-Lender Agreement described below.

     10.2 Powers.
          -------

          Subject to the limitations set forth in the Loan Documents and Co-Lender Agreement, Agent's powers include but are not limited to the power: (i) to administer, manage and service the Line of Credit; (ii) to enforce the Loan Documents; (iii) to make all decisions under the Loan Documents in connection with the day-to-day administration of the Line of Credit, any inspections authorized by the Loan Documents, and other routine administration and servicing matters; (iv) to collect and receive from Borrower or any third persons all payments of amounts due under the terms of the Loan Documents and to distribute the amounts thereof to the Banks; (v) to collect and distribute or disburse all other amounts due under the Loan Documents; (vi) to grant or withhold consents, approvals or waivers, and make any other determinations in connection with the Loan Documents; and (vii) to exercise all such powers as are incidental to any of the foregoing matters. Agent shall furnish to Banks copies of material documents, including confidential ones, received from Borrower regarding the Line of Credit, the Loan Documents and the transactions contemplated thereby. Agent shall have no responsibility with respect to the authenticity, validity, accuracy or completeness of the information provided.

     10.3 Limitation on Duties.
          ---------------------

          Notwithstanding any provision to the contrary contained in any Loan Document, Agent shall not have any duties or responsibilities, except those expressly set forth in the Loan Documents or the Co-Lender Agreement, nor shall Agent have any fiduciary relationship with any Bank, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document against Agent.

     10.4 Co-Lender Agreement.
          --------------------

          Borrower acknowledges that the Banks have executed a Co-Lender Agreement (as amended from time to time, the "Co-Lender Agreement") to supplement the Loan Documents with respect to the relationship of the Banks and Agent among themselves in connection with the credit facilities provided under the Loan Documents. The Co-Lender Agreement is not a Loan Document. Each Bank acknowledges that, upon the execution and delivery of this Agreement by all parties, it shall become a party to (i) the other Loan Documents (other than the separate letter understanding between Borrower and BofA referred to in Section 2.1, which separate letter understanding shall hereafter constitute the "Supplemental Letter" for purposes of any other Loan Document or the Co-Lender Agreement) to which the Banks are party and (ii) the Co-Lender Agreement, and shall succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Loan Documents. Each Bank agrees that it will perform all of the obligations required to be performed by it as a Bank under the Loan Documents and the Co-Lender Agreement.

     10.5 Resignation; Replacement. Agent may, and at the request of the
          ------------------------
Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If Agent resigns under this Agreement, the Majority Banks subject to Section 10.5(b)) shall appoint from among the Banks a successor agent. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Banks, a successor agent from among the Banks. Upon the acceptance of appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall terminate. After any retiring Agent's resignation hereunder as Agent, the provisions regarding payment of costs and expenses and indemnification of Agent shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Banks shall perform all of the duties of Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent.

11.  ASSIGNMENTS, PARTICIPATIONS, ETC.

     11.1 Assignments.
          ------------

          A Bank may at any time assign to one or more Eligible Assignees (each an "Assignee") with the written consent of Borrower (other than during the existence of an Event of Default) and of Agent (at all times), which consent shall not be unreasonably withheld (provided that no written consent shall be required for an Eligible Assignee that is an Affiliate of such assignor Bank) all or part of its Pro Rata Share of the Line of Credit and the other rights and obligations of such assignor Bank hereunder with respect to the Committed Loans and the Line of Credit in a minimum amount (with respect to such Bank's Commitment) of $5,000,000; provided, however, that no such assignment (other than an assignment of the assignor Bank's entire remaining Commitment) shall be permitted if the effect thereof is to cause the remaining Commitment of the assignor Bank to be less than $15,000,000, and no assignment may be made of any outstanding Committed Loan except in connection with an assignment of a corresponding proportional share of the assignor Bank's Commitment. However, such assignment shall be conditioned on, and Borrower and Agent may continue to deal solely and directly with such assignor Bank until,
(i) written notice of such assignment, substantially in the form of the attached Exhibit F shall have been given to Borrower and Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to Agent and Borrower an Assignment and Assumption Agreement substantially in the form of the attached Exhibit G ("Assignment and Assumption Agreement") (together with any Note(s) subject to such assignment); and (iii) the Assignor has paid (or caused to be paid) to Agent a processing fee in the amount of $5,000.

     11.2 Effects of Assignment.
          ----------------------

          From the date that Agent notifies the assignor Bank that all conditions and requirements of the assignment have been met, then to the extent that rights and obligations hereunder have been assigned (i) the Assignee thereunder shall be a party hereto and shall have the rights and obligations of a Bank under the Loan Documents and the Co-Lender Agreement, (ii) the assignor Bank shall relinquish such assigned rights and be released from such assigned obligations under the Loan Documents, (iii) this Agreement shall be deemed to be amended to the extent necessary to reflect the addition of the Assignee and the resulting adjustment of the Pro Rata Shares of the Loan arising therefrom, and
(iv) the Pro Rata Share allocated to an Assignee shall reduce the Pro Rata Share of the assigning Bank.

     11.3 Participations.
          ---------------

          A Bank (the "originating Lender") may sell to one or more Persons not Affiliates of Borrower (a "Participant") participating interests in the Line of Credit made by the originating Lender; provided that (i) the originating Lender's obligations under the Loan Documents and the Co-Lender Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Agent shall continue to deal solely and directly with the originating Lender in connection with the Advances and Loan Documents, (iv) (A) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment, consent or waiver with respect to any Loan Document, except in the case of a participation that includes an interest in the originating Lender's Commitment, to the extent such amendment, consent or waiver would require unanimous consent of the Banks under Section 7(a) of the Co-Lender Agreement,
(v) with respect to the sale of participating interests in the Line of Credit, each participating interest in a

Bank's Commitment shall be in a minimum amount of $5,000,000, and no such participation shall be permitted if the non-participated interest of the originating Lender in its Commitment would thereafter be less than $15,000,000. A Participant shall not have any rights under the Loan Documents or the Co-Lender Agreement, and all amounts payable by Borrower hereunder shall be determined as if the originating Lender had not sold such participation.

     11.4 Pledges.
          --------

          Notwithstanding any other provision of this Agreement, any other Loan Document or the Co-Lender Agreement: (i) a Bank may pledge its interest in Borrower's obligations under the Loan Documents in favor of any Federal Reserve Bank in accordance with Federal law.

12.  MISCELLANEOUS

     12.1 California Law.
          ---------------

          This Agreement is governed by California law but without regard to the choice of law rules of California.

     12.2 WAIVER OF RIGHT TO TRIAL BY JURY.
          ---------------------------------

          EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

     12.3 Presentment, Demands and Notice.
          --------------------------------

          Neither Agent nor any Bank shall be under any duty or obligation to make or give any presentment, demands for performances, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligation or indebtedness under the Loan Documents.

     12.4 Attorneys' Fees.
          ----------------

          In the event of a lawsuit or arbitration proceeding, including any tort proceeding, between or among the parties hereto, the prevailing party is entitled to recover costs and reasonable attorneys' fees (including any allocated costs of in-house counsel) incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

     12.5 Integration.
          ------------

          The Loan Documents, including this Agreement: (a) integrate all the terms and conditions incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of their agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail. The Co-Lender Agreement addresses matters among the Banks and Agent and is intended by the Banks and Agent to supplement and be compatible with and not abrogate the Loan Documents, and Borrower's rights, obligations and liabilities shall not be diminished or increased by the Co-Lender Agreement.

     12.6 Electronic Notices.
          -------------------

          Any agreement of Agent to receive certain notices from Borrower or the Banks by telephone or facsimile is solely for their convenience and at their request. Agent shall be entitled to rely on the authority of any Person giving such notice and Agent shall not have any liability to Borrower, any Bank, or other Persons on account of any action taken or not taken by Agent in reliance upon such telephonic or facsimile notice.

     12.7 Notices.
          --------

          Notices and other communications that Borrower, Agent or any Lender is required to deliver under any Loan Document, or that any such Person desires to deliver to any other party to a Loan Document, shall be sent to the address for such Person set forth on the signature pages hereto. Except as otherwise specified: (x) all notices or other communications sent by mail, if duly given, shall be effective three (3) Business Days after deposit into the mails, postage prepaid, (y) all notices or other communications sent by a nationally recognized overnight courier service, if duly given, shall be effective one (1) Business Day after delivery to such courier service (with the relevant fees paid or duly provided for), and (z) all other notices or other communications, if duly given or made, shall be effective upon receipt. Any party may change its address for notices by notice delivered to Agent or Borrower, as the case may be, in accordance with the provisions of
Section 12.7.

     12.8  Certain Acknowledgments by Borrower.
           ------------------------------------

           Borrower acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; and (ii) the relationship between Borrower, on the one hand, and Agent and the Banks, on the other hand, in connection with the Loan Documents and the transactions contemplated thereby is solely that of debtor and creditor; no joint venture is created hereby or by the other Loan Documents or otherwise exists (among Borrower and the Banks or between Borrower and Agent) by virtue of the transactions contemplated hereby.

     12.9  Successors and Assigns.
           -----------------------

           This Agreement is binding on each of the parties' successors and assignees. Borrower agrees that it may not assign this Agreement or the other Loan Documents without Agent's prior consent. Agent and the Banks may sell participations in or assign their rights under the Loan Documents in accordance with Section 11, and may provide financial information about Borrower and the Guarantors to actual or potential participants or assignees, without notice to or consent of Borrower.

     12.10 No Third Parties Benefited.
           ---------------------------

           This Agreement is made and entered into for the sole protection and benefit of Borrower, Agent, and the Banks and their respective successors and assigns. No trust fund is created by this Agreement and no other persons or entities (other than Indemnified Persons) shall have any right of action under this Agreement or any right to the proceeds of advances made pursuant to the Loan Documents.

     12.11 Integration; Relation to Any Loan Commitment; Headings.
           -------------------------------------------------------

          (a) The Loan Documents (i) integrate all the terms and conditions in or incidental to this Agreement, (ii) supersede all oral negotiations and prior writings with respect to their subject matter, including any loan commitment to Borrower, and (iii) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in the Loan Documents.

          (b) If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.

          (c) Headings and captions are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

          (d) The schedule(s) and exhibit(s) to this Agreement are hereby incorporated in this Agreement.

    12.12 Interpretation.
          ---------------

          (a) Time is of the essence in the performance of this Agreement by Borrower.

          (b) The word "include(s)" means "include(s), without limitation," and the word "including" means "including but not limited to." No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement.

          (c) Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP. All references herein to Borrower or any other Person, in connection with any financial or related covenant, representation or calculation, shall be understood to mean and refer to Borrower and such other Person on a consolidated basis in accordance with GAAP, unless otherwise specifically provided and subject in all events to any adjustments herein set forth.

          (d) Any time the phrase "to the best of Borrower's knowledge" or a phrase similar thereto is used herein, it means: "to the actual knowledge of the then officers of Borrower, after reasonable inquiry of those agents, employees or contractors of Borrower who could reasonably be anticipated to have knowledge with respect to the subject matter or circumstances in question and after review of those documents or instruments which could reasonably be anticipated to be relevant to the subject matter or circumstances in question."

          (e) In each case where the consent or approval of Agent or the Banks is required, or Agent's or the Banks' non-obligatory action is requested by Borrower, such consent, approval or action shall be in the sole and absolute discretion of Agent or the Banks, as the case may be (subject, in the case of Agent, to receipt of such authorizations of the Banks as may be required under the Co-Lender Agreement), unless otherwise specifically indicated.

           (f) Any time the word "or" is used herein, unless the context otherwise clearly requires, it has the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereby", "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified. Any reference in this Agreement to this Agreement or to any other Loan Document includes any and all amendments, modifications, supplements, renewals or restatements thereto or thereof, as applicable.

     12.13 Severability; Waivers; Amendments.
           ----------------------------------

           This Agreement may not be modified or amended except by a written agreement signed by the parties. Any consent or waiver under this Agreement must be in writing. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. If Agent (with such consent of any or all of the Banks as may be required under the Co-Lender Agreement) waives a default, Agent and the Banks may nevertheless enforce a later default. No waiver shall be construed as a continuing waiver. No waiver shall be implied from Agent's, or any Bank's, delay in exercising or failure to exercise any right or remedy against Borrower. Consent by Agent or the Banks to any act or omission by Borrower shall not be construed as a consent to any other or subsequent act or omission or as a waiver of the requirement for Agent's or the Banks' consent to be obtained in any future or other instance. Agent and the Banks retain all of their respective rights and remedies, even if one or more Advances is made after the occurrence of any default.

     12.14 Publicity; Confidentiality.
           ---------------------------

           (a)  Publicity. Each Bank may refer to the credit facilities provided
                ---------
pursuant to the Loan Documents in its own promotional and advertising materials. Borrower shall not identify a Bank as a lender, except with such Bank's prior written consent, provided through Agent in each instance.

           (b)  Confidentiality. Agent, and each of the Banks, understands that
                ---------------
some of the information and documents furnished to it pursuant to this Agreement or the other Loan Documents may be confidential, and agrees that it will keep all non-public information, documents and agreements so furnished to it confidential and will make no disclosure to other Persons of such information or agreements until it shall have become public, except (i) to the extent required in connection with matters involving operations under or enforcement or amendment of the Loan Documents; (ii) in accordance with Agent's or such Bank's obligations under law or regulations or pursuant to subpoenas or other legal process to make information available to governmental agencies and examiners or to others; (iii) to any corporate parent or (if such Affiliate is a financial institution) other Affiliate of Agent or such Bank, solely for purposes of the administration or enforcement of the Loan, so long as such parent or other Affiliate agrees to accept such information or agreement subject to the restrictions provided in this Section 12.15(b); (iv) to any participant of the Agent or such Lender that agrees to keep such information, documents or agreement confidential in accordance with the restrictions provided in this
Section 12.15(b); (v) to Agent or to any other Bank and Agent's and such other Bank's respective counsel and other professional advisors so long as such Persons are instructed to keep such information confidential in accordance with the provisions of this Section 12.15(b); (vi) to proposed assignees, participants that agree to keep such information, documents or agreements confidential in accordance with the provisions of this Section 12.15(b); or (g) with the prior written consent of Borrower (which shall not be unreasonably withheld).

     12.15  Counterparts.
            -------------

            This Agreement may be executed in counterparts each of which, when executed, shall be deemed an original, and all such counterparts shall constitute one and the same agreement.


                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     This Agreement is executed as of the date stated at the top of the first page.

                              BRE PROPERTIES, INC., a Maryland corporation

                              By: /s/ LeRoy E. Carlson
                                  ----------------------------------------------
                                  LeRoy E. Carlson
                                  Executive Vice President & Chief Financial
                                  Officer

                              By: ______________________________________________
                                  Name:
                                  Title:

Address for Notices:          BRE Properties, Inc.
                              44 Montgomery Street, 36th Floor
                              San Francisco, CA 94104
                              Attention:      LeRoy E. Carlson
                              Phone:          (415) 445-6561
                              Fax:            (415) 445-6505


                              BANK OF AMERICA, NATIONAL ASSOCIATION, as a Bank
                              By: /s/ Mark D. Monte
                                  ----------------------------------------------
                                       Mark D. Monte
                              Title:   Managing Director

                              Pro Rata Share: 50%

                              Commitment: $50,000,000

Address for Notices:          Bank of America, National Association
                              Structured Debt Group
                              Loan Administration
                              600 Montgomery Street, 37th Floor
                              San Francisco, CA 94111
                              Attention:      Mark D. Monte
                              Phone:          (415) 913-3463
                              Fax:            (415) 913-3445

                                    COMMERZBANK AG, NEW YORK AND
                                    GRAND CAYMAN BRANCHES

                                    By:__________________________________

                                    Name:________________________________

                                    Title:_______________________________


                                    By:__________________________________

                                    Name:________________________________

                                    Title:_______________________________

                                    Pro Rata Share: 50%

                                    Commitment: $50,000,000

Address for Notices:                Commerzbank AG
                                    2 World Financial Center
                                    New York, New York  10281-1050
                                    Attention:  Marcus Perry
                                    Phone:      (212) 266-7646
                                    Fax:        (212) 266-7565

                                   EXHIBIT A
                                BORROWING NOTICE

___________________, 2000

Bank of America, National Association
Real Estate Group - Structured Debt Group
600 Montgomery Street, 37th Floor
San Francisco, CA  94111

Attention:  Jennifer Chung

       Re: Unsecured Line of Credit Loan Agreement dated as of June 1, 2000, as amended, among BRE Properties, Inc. (the "Borrower"); Bank of America, National Association, in its capacity as Agent ("Agent"); and the several financial institutions from time to time party thereto in their respective capacities as "Banks,"

Dear Ms. Chung:

     Reference is made to the Agreement. Capitalized terms used in this Borrowing Notice without definition have the meanings specified in the Agreement.

     Pursuant to the Agreement, notice is hereby given that Borrower desires that the Banks make the advance described in attached Schedule 1 (the "Advance"). Borrower and the undersigned Officer of Borrower hereby certify that:

     (1) Committed Loan Availability. The outstanding amount of the Line of Credit, together with any other amounts required by the Loan Documents to be charged against the availability of advances under the Line of Credit, shall not, after giving effect to the making of the Advance, exceed the Committed Loan Availability;

     (2) Representations and Warranties. All representations and warranties of Borrower or any Material Borrower Entity or other Guarantor contained in the Agreement and the other Loan Documents are true and correct as of the date hereof and shall be true and correct on the date of the Advance, both before and after giving effect to the Advance; provided, however, that the representations and warranties of Borrower set forth in the Agreement regarding financial statements shall be deemed to be made with respect to the financial statements most recently delivered to the Bank pursuant to the Agreement;

     (3) No Event of Default. No Event of Default exists as of the date hereof or will result from the making of the Advance or would result after notice or passage of time or both;

     (4) Use of Proceeds. The proceeds of the Advance will be used only as permitted by the Agreement; and

     (5) No Material Adverse Effect. No event, circumstance or condition, which could have a Material Adverse Effect on Borrower or any Material Borrower Entity, has occurred since the date of the Agreement.

     Enclosed are the documents and information, if any, requested by the Bank with respect to use of proceeds as a condition to this Advance.

                              BRE PROPERTIES, INC.,

                              a Maryland corporation

                              By:____________________________________________
                                 Its:________________________________________

                                   Schedule 1
                              to Borrowing Notice

REQUESTED ADVANCE

1.  Amount and Nature of Requested Advance:  $________________

2.  Purpose of Advance:_______________________________________
     _________________________________________________________
     _________________________________________________________.

3.  Effective Date of Requested Advance /:  ____________, ____.

                                   SCHEDULE I

                                Lending Offices
                                ---------------

1.   Bank of America, National Association
     Structured Debt Group
     Loan Administration
     600 Montgomery Street, 37th Floor
     San Francisco, CA 94111
     Attention:  Mark D. Monte
     Phone:  (415) 913-3463
     Fax:    (415) 913-3445

2.   Commerzbank AG
     2 World Financial Center
     New York, New York  10281-1050
     Attention:  Marcus Perry
     Phone:  (212) 266-7646
     Fax:    (212) 266-7565

                                   SCHEDULE 1

                                [to be attached]